UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

PureCycle Technologies, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MESSAGE FROM THE CHIEF EXECUTIVE OFFICER

Dear Fellow PureCycle Shareholders,

We are pleased to invite you to join us at the 2026 annual meeting of shareholders (the “Annual Meeting”) of PureCycle Technologies, Inc. (the “Company”, “we”, “us”, “our”, “PureCycle”, or “PCT”) to be held on May 7, 2026, at 10:00 a.m. Eastern Time by means of a live virtual conference. We value your voice and believe it is important that your shares are represented at our Annual Meeting. We urge you to cast your vote as soon as possible by telephone, via the Internet or by mail.

The following notice of the Annual Meeting (the “Notice of Availability” or “Notice”) and proxy statement (the “Proxy Statement” or “Proxy”) describe the various matters that will be voted on. During the meeting, we will also provide a brief corporate update and open the floor for you to ask questions related to this update and other PureCycle-related matters.

Please refer to the accompanying Proxy Statement for detailed information on each of the proposals and the Annual Meeting.

On behalf of the Board of Directors (the “Board”), executives and all PureCycle team members, we appreciate your continued support of PureCycle and the work we do to take on the plastic waste crisis.

March 27, 2026

Dustin Olson

Chief Executive Officer

PureCycle Technologies, Inc.

20 North Orange Avenue, Suite 106

Orlando, Florida 32801

NOTICE OF 2026 ANNUAL GENERAL MEETING

2026 Annual General Meeting of Shareholders Details

Date & Time:	Thursday, May 7, 2026	Record Date:	Tuesday, March 17, 2026
	10:00 a.m. ET		You may vote if you were a shareholder at the close of business on March 17, 2026. A list of Record Date holders will be available during ordinary business hours, at our principal place of business in Orlando, Florida for a period of 10 days ending on the day before Thursday, May 7, 2026, the Annual Meeting date.

Place:	www.proxydocs.com/PCT	Proxy Mail Date:	March 27, 2026

For additional Annual Meeting details, see “General Information About the Annual Meeting and Voting” in this Proxy Statement below.

Voting: Shareholders are invited to attend the live virtual meeting. Even if you plan to attend, we encourage you to vote in advance of the meeting. You may cast your vote via:

Internet www.proxypush.com/PCT	Mail mark, sign, date & return your proxy card

Phone 1 (866) 396-2053	Live @ virtual Annual Meeting www.proxydocs.com/PCT

For additional information, see “How to Vote” for specific instructions on how to vote through each of these channels below.

At our Annual Meeting, our shareholders will be asked to:

1.	Elect the nine directors recommended by our Nominating & Corporate Governance (“N&CG”) Committee, approved by our Board, and named in this Proxy Statement;

2.	Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.	Approve, on an advisory basis, our named executive officer compensation; and

4.	Transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Thursday, May 7, 2026: Our Annual Report on Form 10-K for the year ended December 31, 2025, and the 2026 Proxy Statement are available free of charge at: www.proxydocs.com/PCT.

By order of the Board,

Brad S. Kalter

General Counsel, Chief Compliance Officer and Corporate Secretary

i

PURECYCLE™

2025
KEY BUSINESS HIGHLIGHTS

Announced future dissolution recycling facility in Rayong, Thailand

Received GreenCircle® Certification for Recycled Content and APR Certification for Post-Consumer Recycled (PCR) Content

Funded by the European Union
Emissions Trading System
Innovation Fund

Received EU REACH Certification

2025KEY BUSINESS HIGHLIGHTSProduced record 22.4MM pounds of PureFive® resin in 2025; four consecutive quarters of sequential revenue growthAnnounced future dissolution recycling facility in Rayong, ThailandReceived GreenCircle® Certi?cation for Recycled Content and APR Certi?cation for Post-Consumer Recycled (PCR) ContentAwarded €40MM grant from the European Climate, Infrastructure and Environment Executive Agency's Innovation Fund for the development of PureCycle's European facility in Antwerp, Belgium*Received EU REACH Certi?cation*Funded by the European Union. Views and opinions expressed are however those of the author(s) only and do not necessarily re?ect those of the European Union or the European Climate, Infrastructure and Environment Executive Agency (CINEA). Neither the European Union nor the granting authority can be held responsible for them.

Forward-looking statements. Except for historical and factual information contained herein, matters set forth in this Proxy Statement identified by words such as “expects,” “believes,” “will” and similar expressions are forward-looking statements under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the “safe harbor” protection thereunder. The forward-looking statements are based on the current expectations of management, are not guarantees of future results and are subject to uncertainties. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Actual events and results may differ materially from those anticipated by us in those statements due to several factors, including those disclosed in our other filings with the SEC. We may change our intentions or plans discussed in our forward-looking statements without notice at any time and for any reason and we undertake no obligation to update any forward-looking statements made in this Proxy Statement or in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, to reflect new events or circumstances, new information or the occurrence of unanticipated events, except as required by law.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purpose of the Annual Meeting. At our Annual Meeting, our shareholders will be asked to consider and vote on the following proposals:

Proposal 1:	Elect the nine directors recommended by our Nominating & Corporate Governance Committee, approved by our Board, and named in this Proxy Statement;

Proposal 2:	Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

Proposal 3:	Approve, on an advisory basis, our named executive officer compensation.

As of the date of this Proxy Statement, we are not aware of any business to come before the Annual Meeting other than the three items noted above.

Board Recommendation. Our Board unanimously recommends that you vote:

FOR	the proposal to Elect the nine directors recommended by our Nominating & Corporate Governance Committee, approved by our Board, and named in this Proxy Statement;

FOR	the proposal to Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

FOR	the advisory resolution to Approve named executive officer compensation.

Availability of Proxy Materials. The Proxy Materials, including this Proxy Statement, a Proxy card and our Annual Report on Form 10-K for the year ended December 31, 2025 (collectively, “Proxy Materials”), which we filed with the SEC on February 26, 2026 (the “2025 Annual Report”), are available for viewing, printing and downloading at www.proxydocs.com/PCT.

Who Can Vote at the Annual Meeting? Only shareholders of record at the close of business on the Record Date of Tuesday, March 17, 2026, are entitled to receive notice of the Annual Meeting and to vote the shares of our common stock that they held on that date. As of the Record Date, there were 180,725,284 shares of our common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Difference Between a “Shareholder of Record” and a Beneficial Owner of Shares Held in “Street Name.”

If your shares are registered directly in your name with our transfer agent, Continental Transfer & Trust Company, then you are considered the “shareholder of record” of those shares. In this case, your Notice of Availability has been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained in the Notice of Availability and in the section titled “How to Vote” below. If your shares are held by a bank, broker or other nominee, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, your Notice of Availability will be sent to you by that organization. The organization holding your shares is considered the shareholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials instead of a Full Set of Proxy Materials? We comply with SEC rules that allow companies to distribute their proxy materials over the Internet under the “notice and access” approach. As a result, we are sending the shareholders of record and the beneficial owners of our common stock a copy of the Notice of Availability instead of paper copies of this Proxy Statement, our Proxy card, and our 2025 Annual Report. We will send the Notice of Availability on or prior to March 27, 2026. Detailed instructions on how to access these materials via the Internet may be found in the Notice of Availability. This Proxy Statement and our 2025 Annual Report are available for viewing, printing and downloading on the Internet at www.proxydocs.com/PCT.

How to Virtually Attend the Annual Meeting. The Annual Meeting will be a virtual meeting and you may not attend in person. In order to attend the meeting online, you must register in advance at www.proxydocs.com/PCT prior to the deadline of Wednesday, May 6, 2026, at 11:59 p.m., Eastern Time. You may attend the Annual Meeting online by following the instructions that you will receive once your registration is complete.

Online registration for the Annual Meeting will begin on Friday, March 27, 2026, and should allow you ample time for online registration. Upon completing your registration, you will receive a verification email confirming your registration into the Annual Meeting. The Annual Meeting will start at 10:00 a.m., Eastern Time, on Thursday, May 7, 2026. You will receive a link to join the Annual Meeting one hour prior to the start of the meeting, and you will be allowed to “enter” the Annual Meeting through the link 15 minutes prior to the meeting. The email will also include contact information for technicians who will be standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting starting at 9:45 a.m., Eastern Time, on Thursday, May 7, 2026.

How to Vote. If you are the shareholder of record of your shares as of the Record Date, you can vote your shares by proxy prior to the Annual Meeting or online during the Annual Meeting. If you choose to vote by proxy prior to the Annual Meeting, you may do so by telephone, via the Internet or by mail as follows:

•

By Telephone Prior to the Annual Meeting. You may transmit your proxy over the phone by calling (866) 396-2053 and following the instructions provided in the Notice of Availability and on the proxy card. You will need to have your Notice of Availability or proxy card in hand when you call.

•

Via the Internet Prior to the Annual Meeting. You may transmit your proxy via the Internet by following the instructions provided in the Notice of Availability and on the proxy card. You will need to have your Notice of Availability or proxy card in hand when you access the website. The website for voting is available at www.proxypush.com/PCT.

•	By Mail Prior to the Annual Meeting. If you requested printed copies of Proxy Materials, you may vote by mailing your proxy card as described in the Proxy Materials.

•

Online during the Annual Meeting. In order to attend the Annual Meeting online and vote online during the Annual Meeting, you must register in advance at www.proxydocs.com/PCT prior to the deadline of Wednesday, May 6, 2026, at 11:59 p.m. Eastern Time. You may vote your shares online while virtually attending the Annual Meeting by following the instructions found on your Notice of Availability, proxy card and/or voting instruction form and subsequent instructions that will be delivered to you via email following your registration.

Telephone and Internet voting for shareholders of record will be available until 10:00 a.m. Eastern Time on Thursday, May 7, 2026, and mailed proxy cards must be received by 10:00 a.m. Eastern Time on Thursday, May 7, 2026, in order to be counted at the Annual Meeting.

If your shares are held in street name, your bank, broker or other nominee is required to vote the shares it holds on your behalf according to your instructions. The Proxy Materials, as well as voting and revocation instructions, should have been forwarded to you by the bank, broker or other nominee that holds your shares. In order to vote your shares you will need to follow the instructions that your bank, broker or other nominee provides you. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the bank, broker or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization. If your shares are held in “street name,” you must demonstrate proof of beneficial ownership to virtually attend the Annual Meeting and must obtain a legal proxy from your bank, broker or other nominee to vote at the Annual Meeting. Only shareholders who have registered to attend the meeting by Wednesday, May 6, 2026, at 11:59 p.m. Eastern Time, using the process described above may vote during the meeting. In addition, you will need your control number included on your Notice, proxy card or voting instruction form in order to demonstrate proof of beneficial ownership and to be able to vote during the Annual Meeting.

Even if you plan to attend the Annual Meeting online, we urge you to vote your shares by proxy in advance of the Annual Meeting so that if you are unable to attend the Annual Meeting your shares will be voted as directed by you.

Can I Vote My Shares by Filling Out and Returning the Notice of Internet Availability of Proxy Materials? No. The Notice of Availability and proxy card contain instructions on how to vote by proxy via the Internet, by telephone, by requesting and returning a paper proxy card, or by voting online while virtually attending the Annual Meeting.

How Do I Submit a Question at the Annual Meeting? Shareholders can submit questions while registering to attend the virtual meeting and may continue to do so at any time prior to or during the Annual Meeting until its adjournment.

May I See a List of Shareholders Entitled to Vote as of the Record Date? A list of shareholders as of the close of business on the Record Date will be available for examination by the shareholders at our principal place of business in Orlando, Florida for a period of ten days ending on the day before May 7, 2026, the Annual Meeting date.

Quorum. A quorum of shareholders is necessary to hold a valid meeting. Our Second Amended and Restated Bylaws (“Bylaws”) provide that a quorum will exist if shareholders holding a majority of the shares of stock issued and outstanding and entitled to vote at the meeting are present at the meeting in person or by means of remote communication or represented by proxy. The inspector of elections determines whether a quorum is present.

Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person or by means of remote communication at the meeting. If a quorum is not present, we expect to adjourn the Annual Meeting until a quorum is obtained.

A broker “non-vote” occurs when: (i) a broker or other nominee holds shares for a beneficial owner, (ii) the beneficial owner has not given the respective broker specific voting instructions, (iii) the matter is non-routine in nature, and (iv) there is at least one routine proposal presented at the applicable meeting of shareholders (such as Proposal 2 at this Annual Meeting). Under applicable rules, a broker or other nominee has discretionary voting power only with respect to proposals that are considered “routine,” but not with respect to “non-routine” proposals. Broker non-votes are considered present for purposes of determining the presence of a quorum so long as the shares represented by a broker or other nominee who holds shares for a beneficial owner, where the beneficial owner has not given the respective broker or other nominee specific voting instructions, can be voted for, against or in abstention for at least one proposal presented at the Annual Meeting. Because there is a routine proposal presented at the Annual Meeting (Proposal 2) on which brokers and other nominees have such discretionary voting power, broker non-votes will be counted for quorum purposes at the Annual Meeting. Broker non-votes will not be counted for purposes of determining the number of votes cast or considered entitled to vote, as applicable, on any proposal.

Abstentions represent a shareholder’s affirmative choice to decline to vote on a proposal and occur when shares present at the meeting are marked ABSTAIN.

Proposals 1 and 3 are non-routine matters, so your broker or nominee may not vote your shares on Proposal 1 or Proposal 3 without your instructions. Proposal 2, the ratification of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, is a routine matter so your broker or nominee may vote your shares on Proposal 2 even in the absence of your instruction.

Please instruct your bank, broker or other nominee to ensure that your vote will be counted.

Votes Required. With respect to Proposal 1, directors shall be elected by the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee). If any nominee for director receives a greater number of votes “against” his or her election than votes “for” such election, our Bylaws require that such person must promptly tender his or her resignation to the Board following certification of the vote. Such tendered resignation will be considered in accordance with the procedures set forth in our Bylaws. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of nominees.

Adoption of each of Proposals 2 and 3 require the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter (meaning that of the shares present or represented at the meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved). Abstentions will have the same effect as a vote “against” Proposals 2 and 3. Proposal 2 is considered a routine matter on which the broker will have discretionary authority to vote on the proposal should a beneficial holder not provide voting instructions. For that reason, if you are a beneficial holder and you wish to vote “for,” “against” or “abstain” from Proposal 2, you will have to provide your broker with such an instruction. Otherwise, your broker will vote Proposal 2 in its discretion. Broker non-votes will have no effect on the vote for Proposal 3.

How You May Vote. With respect to Proposal 1 you may vote “for” or “against” each of nominees, or you may “abstain” from voting for one or more nominees. If you “abstain” from voting with respect to Proposal 1, your vote will not be considered a vote cast for Proposal 1 and will have no effect on the election of nominees. Broker non-votes will have no effect on the election of the nominees.

With respect to each of Proposals 2 and 3, you may vote “for,” “against” or “abstain.” If you “abstain” from voting with respect to Proposal 2 or Proposal 3, your vote will have the same effect as a vote “against” that proposal. Proposal 2 is considered a routine matter on which the broker will have discretionary authority to vote on the proposal should a beneficial holder not provide voting instructions. For that reason, if you are a beneficial holder and you wish to vote “for,” “against” or “abstain” from Proposal 2, you will have to provide your broker with such an instruction. Otherwise, your broker will vote Proposal 2 in its discretion. Broker non-votes will have no effect on the vote for Proposal 3.

Method of Counting Votes. Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of directors, for each share held by such shareholder as of the Record Date. Votes cast online during the Annual Meeting or by proxy by mail, via the Internet or by telephone will be tabulated by the inspector of elections appointed for the Annual Meeting, who will also determine whether a quorum is present.

Revoking a Proxy; Changing Your Vote. If you are a shareholder of record, you may revoke your proxy before the vote is taken at the Annual Meeting:

•

by submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or Internet voting procedures described in the “How to Vote” section above;

•	by voting online at the Annual Meeting using the procedures described in the “How to Vote” section above; or

•	by filing a written revocation with our Corporate Secretary, which must be received before 5:00 p.m. Eastern Time on May 6, 2026.

If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee holding your shares. You may also vote online during the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares and follow the procedures described in the “How to Vote” section above. Your virtual attendance at the Annual Meeting, without voting online during the Annual Meeting, will not automatically revoke your proxy.

Costs of Proxy Solicitation. We will pay the cost of soliciting proxies. The Company is making this solicitation by mail and may also use telephone or in person contacts, using the services of one or more employees of PureCycle at nominal or no cost. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of common stock held of record by them, and we will reimburse those persons for their reasonable expenses in doing so.

Voting Results. We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

2027 Shareholder Proposals and Nominations. In order to submit a proposal for inclusion in our proxy statement and proxy card for the 2027 annual meeting of shareholders, you must follow the procedures outlined in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, we must receive your shareholder proposal at our principal corporate offices in Orlando, Florida as set forth below no later than November 27, 2026.

If you wish to present a proposal or nominate a director for consideration at the 2027 annual meeting of shareholders without having the proposal or nominee included in our 2027 proxy statement and proxy card per the above paragraph, you must follow the current advance notice provisions and other requirements and procedures outlined in our Bylaws, which are filed with the SEC. To be properly brought, that notice must contain the information specified in our Bylaws and we must receive your notice at the address noted below no earlier than the close of business on January 7, 2027, and no later than the close of business on February 6, 2027. If your notice is not properly brought before the 2027 annual meeting of shareholders in accordance with our Bylaws, the chairman of the Board may declare such proposal or nomination not properly brought before the 2027 annual meeting of shareholders, and it will not be acted upon.

Universal Proxy Rules. In addition to satisfying the requirements under our Bylaws, if a shareholder intends to comply with the SEC’s universal proxy rules and to solicit proxies in support of director nominees other than the Company’s nominees, the shareholder must mail a notice to our principal offices that provides the information required by Rule 14a-19 under the Exchange Act and post-marked no later than 60 calendar days prior to the one-year anniversary date of the prior year’s Annual Meeting (“Universal Proxy Notice”) or by filing a preliminary or definitive proxy statement. For the 2027 annual meeting of shareholders, Universal Proxy Notice must be post marked by March 8, 2027. However, if the date of the 2026 annual meeting of shareholders is changed by more than 30 calendar days from such anniversary date then the shareholder must provide notice by the later of 60 calendar days prior to the date of the 2027 annual meeting of shareholders and the 10th calendar day following the date on which public announcement of the date of the 2027 annual meeting of shareholders is first made.

Because no shareholders provided Universal Proxy Notice, the universal proxy rules do not apply to this Annual Meeting. Any proposals or notices should be sent to the following mailing address:

Brad S. Kalter

General Counsel, Chief Compliance Officer and Corporate Secretary

PureCycle Technologies, Inc.

20 North Orange Avenue, Suite 106

Orlando, Florida 32801

PROPOSAL ONE — ELECTION OF DIRECTORS

The following nine directors have been recommended by our N&CG Committee and approved by our Board. All of the nominees, except for Dr. Jirapongphan and Ms. Mars, were elected by the shareholders at the 2025 annual meeting of shareholders held on May 7, 2025. Dr. Jirapongphan and Ms. Mars were each appointed to the Board effective October 2025 and January 2026, respectively, and have been nominated by the Board for election at the Annual Meeting. The nominees will serve for a one-year term until the 2027 annual meeting of shareholders and until their successors are duly elected and qualified or until their earlier death, disability, resignation, disqualification or removal. The Board expects each nominee to be able to serve if elected.

Vote Required

Each of the nine director nominees will be elected by the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee). If any nominee for director receives a greater number of votes “against” his or her election than votes “for” election, our Bylaws require that such person must promptly tender his or her resignation to the Board following certification of the vote. Such tendered resignation will be considered in accordance with the procedures set forth in our Bylaws.

Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of nominees.

Vote Recommendation: “FOR” the election of each of the nine nominees for election to the Board.

BOARD NOMINEES AND QUALIFICATIONS

Steven Bouck, 69, joined the Board in 2022. He is an independent director, Chair of the Compensation Committee and member of the Audit & Finance Committee. Mr. Bouck served as the Executive Projects Manager for Waste Connections, Inc., a solid waste services company, from July 2018 until his retirement in March 2022. Prior to that, Mr. Bouck served in executive leadership roles with Waste Connections as President, from September 2004 to July 2018, and as Executive Vice President and Chief Financial Officer, from February 1998 to September 2004. Mr. Bouck held various positions with First Analysis Corporation, an investment research and private equity firm, from 1986 to 1998, focusing on financial services to the environmental industry. Mr. Bouck holds Bachelor of Science and Master of Science in Mechanical Engineering from Rensselaer Polytechnic Institute, and a Master of Business Administration in Finance from the Wharton School of Business. The Company believes that Mr. Bouck is well qualified to serve as a member of the Board due to his corporate leadership experience, particularly in the environmental industry.

Tanya Burnell, 49, joined the Board in 2021. She is an independent director, Chair of the Audit & Finance Committee and a member of the Compensation Committee. Since 2021, Ms. Burnell has served as Vice President, Growth Equity and Sustainability, of CC Industries, Inc., an affiliate of Henry Crown and Company, a privately owned investment company. In her role, Ms. Burnell focuses primarily on sourcing and executing new investment opportunities, and providing strategic, financial and operational oversight to operating companies. From 2013 to 2021, Ms. Burnell served as a Director of CC Industries, Inc. Previously, Ms. Burnell was a Director and Co-Head of Corporate Development for UL Solutions, a global safety science company, and held various positions in the Investment Banking Division of Citigroup, a global financial institution. Ms. Burnell holds a Bachelor of Science in Business Administration from the University of Richmond, and a Master of Business Administration from the University of Chicago Booth School of Business. The Company believes that Ms. Burnell is well qualified to serve as a member of the Board due to her expertise and experience in finance, operational oversight, and strategy. Ms. Burnell is the director designated by Pure Crown (as defined below) pursuant to the letter agreement described under “Director Nominations—Agreements to Nominate Certain Directors.”

Daniel Coombs, 69, joined the Board in 2022 and currently serves as Chairman of the Board and Chair of the Operational Excellence Committee. Prior to joining PureCycle’s Board, Mr. Coombs served from January 2017 through his retirement in July 2020 as Executive Vice President Global Manufacturing, Projects and Refining for LyondellBasell Industries N.V. (“LyondellBasell”). Mr. Coombs previously served as Executive Vice President for LyondellBasell’s global business lines: Olefins and Polyolefins from January 2016 to January 2017, Intermediates and Derivatives from May 2015 to January 2016, and Technology from May 2015 to September 2019. Mr. Coombs previously spent 37 years at Chevron Phillips Chemical Company and Phillips Petroleum, serving as Senior Vice President Global Manufacturing from December 2013 to May 2015, Specialties, Aromatics and Styrenics from January 2012 to November 2013, and Deputy General Manager, Qatar Chemical Company. Mr. Coombs holds a Bachelor of Science in Chemical Engineering from The Ohio State University, a Master of Science from the University of Tulsa and a Master of Business Administration from Texas A&M University. Mr. Coombs is an American Institute of Chemical Engineers Foundation Trustee and Chairman for the Corporate Council. In addition, Mr. Coombs is a registered professional engineer. The Company believes that Mr. Coombs is well qualified to serve as a member of the Board due to his broad experience in the chemicals and plastics industries. Mr. Coombs served as Executive Chairman from August 2022 through August 5, 2024, and from his appointment in 2022 through the Annual Meeting on May 8, 2025, served as one of two directors designated by Sylebra Capital (as defined below) pursuant to the Sylebra Board Representation Agreement (as defined below) described under “Director Nominations—Agreements to Nominate Certain Directors.”

Daniel Gibson, 45, joined the Board in 2025, and serves on the Operational Excellence Committee. Mr. Gibson is the Co-Founder, Chief Investment Officer and Managing Partner of Sylebra Capital Management (“Sylebra Capital”), a global investment manager founded in 2011 to invest in global public equities with a focus on technology, media and telecommunications (TMT) companies in the early stages of their life cycle. Previously

Mr. Gibson was a Partner at Coatue Management, a global investment manager, following a career in private equity and investment banking. Mr. Gibson holds a Bachelor of Arts in Economics from Amherst College. Since 2018, in addition to his roles at Sylebra Capital, Mr. Gibson has served as a director of Impinj, Inc. (NASDAQ: PI), a leading RAIN RFID provider and Internet of Things pioneer, serving as a member of both the Audit & Compensation committees. Mr. Gibson is one of two directors designated by Sylebra Capital pursuant to the Sylebra Board Representation Agreement described under “Director Nominations—Agreements to Nominate Certain Directors”.

Allen Jacoby, 59, joined the Board in 2022. He is the Lead Independent Director (“LID”), Chair of the N&CG Committee, and a member of the Compensation Committee. Since 2024, Mr. Jacoby has served as Executive Vice President and President of the Textiles Division for Milliken & Company (“Milliken”), an American industrial manufacturer. From 2021 through 2024, Mr. Jacoby served as Chief Strategy Officer, Senior Vice President of Corporate Development and Head of Innovation at Milliken. He was the Senior Vice President of the Plastics Additives business from May 2013 to June 2021, and the Business Manager of Industrial Textiles, from September 2009 to May 2013. Mr. Jacoby has served on the boards of the Plastics Industry Association and The Alliance to End Plastic Waste. Mr. Jacoby holds a Bachelor of Science in Chemical Engineering from Purdue University and a Master of Business Administration from The Wharton Business School, with dual majors in finance and entrepreneurial management. The Company believes that Mr. Jacoby is well qualified to serve as a member of the Board due to his more than 30 years of leadership experience in the chemicals and plastics industries in research and development, sales, manufacturing, business leadership, strategy and mergers and acquisitions.

Dr. Siri Jirapongphan, 71, joined the Board in November 2025. He is an independent director and serves as a member of the Operational Excellence Committee. Dr. Jirapongphan has served as an independent director of Bangkok Bank PLC, a provider of commercial banking and financial services in Thailand and internationally, since July 2020 and as Chairman of the Audit Committee of Bangkok Bank PLC since April 2022. Additionally, since October 2021 he has served as Director and Treasurer of the Petroleum and Energy Institute of Thailand Foundation, a non-profit organization that supports Thailand’s upstream oil and gas industry and downstream petroleum industry. From April 2022 through March 2024, Dr. Jirapongphan served as Chairman of the board of directors of IRPC PLC, a petroleum and petrochemical company in Thailand. Further, Dr. Jirapongphan previously served in several roles with public commissions in Thailand and in commercial organizations, including as a member of the board of directors of PTT Global Chemical PLC, a petrochemical and refining company. Dr. Jirapongphan holds a Doctor of Philosophy in Chemical Engineering from Massachusetts Institute of Technology and a Bachelor of Science in Chemical Engineering (with Honors) from the California Institute of Technology. Both the CEO and the Chairman of the Board recommended Dr. Jirapongphan and the Company believes Dr. Jirapongphan is qualified to serve as a director for the Company due to his deep understanding of the Thailand markets, as well as his technical expertise.

Valerie Mars, 66, joined the Board effective January 1, 2026. She is an independent director and serves as a member of the Audit & Finance Committee. Ms. Mars was the Senior Vice President and Head of Corporate Development from 2000 to 2024 for Mars Incorporated, a U.S. multinational company, that manufactures and sells pet food, confectionery, and other food products, and provides animal care services. Since 2024, Ms. Mars serves as a member of the Board of Directors of the Mars family office, and since December 2021, serves as a member of the board of directors and Audit Committee Chair at Ermenegildo Zegna NV. Ms. Mars previously served on the Board of Directors of Fiat Chrysler Automobiles and Ahlstrom-Munksjo. Ms. Mars holds a Master of Business Administration from Columbia Business School and a Bachelor of Arts from Yale University. Ms. Mars is qualified to serve as a director for the Company due to her experience in developing and leading global growth initiatives, financial expertise, and commitment to sustainability. Ms. Mars is one of two directors designated by security holder Sylebra Capital pursuant to the Board Representation Agreement described under “Director Nominations—Agreements to Nominate Certain Directors.”

Fernando Musa, 60, joined the Board in 2021. He is an independent director and is a member of the Audit & Finance Committee, the N&CG Committee and Operational Excellence Committee. Mr. Musa served as PureCycle’s LID from March 2021 until May 2022. Since March 2020, Mr. Musa has served as an Operating Partner of Advent International, a global private equity firm. Since March 2020, he has served as a Senior Advisor of Bain & Company, a global management consultancy firm, and from March to December 2020 was a member of the Advisory Board of Oxiteno, a multinational manufacturer of surfactants and chemicals. Previously, Mr. Musa served as the Global Chief Executive Officer of Braskem S.A., a petrochemical company, from May 2016 to December 2019, as Chief Executive Officer of Braskem America from May 2012 to April 2016, and as Braskem’s Vice President of Planning and Business Development in 2011. In 2010, Mr. Musa was responsible for Braskem’s Quattor Planning and Integration process. Prior to joining Braskem, Mr. Musa was a Partner of Pragma Gestão de Patrimônio Ltda., a wealth management firm, from 2008 to 2009. From 1998 to 2007, Mr. Musa was Managing Partner and Co-Head of the Latin American Practice of Monitor Group, a multinational strategy consulting practice. From 1997 to 2001, Mr. Musa served as Founding Partner of MGDK, a local consulting firm focused on turnaround and venture capital. In 1995 and 1996, Mr. Musa was a Strategic Planning Director at Editora Abril, a publishing and printing company, and was a Business Analyst and Engagement Manager at McKinsey, a worldwide management consulting firm, from 1990 to 1995. Mr. Musa also participated in the Management Trainee Program at The Dow Chemical Company in 1989. Mr. Musa received a degree in Mechanical Engineering from the Instituto Tecnológico da Aeronáutica in 1988 and also received a Master of Business Administration from Insead in 1992. The Company believes that Mr. Musa is well qualified to serve as a member of the Board due to his vast experience in the chemical industry and his over 30 years of experience in strategic management and finance in leadership roles.

Dustin Olson, 49, serves as the Company’s Chief Executive Officer since August 9, 2022, and is a member of the Operational Excellence Committee. Prior to his appointment as Chief Executive Officer, Mr. Olson served as PureCycle‘s Chief Operating Officer, from March 9, 2022, to August 9, 2022, and Chief Manufacturing Officer from January 2021. Previously, Mr. Olson served as the Vice President of Advanced Polymer Solutions of LyondellBasell, a multinational chemical company and licensor of polyethylene and polypropylene technologies, from August 2018 to December 2020, where he had commercial responsibilities for all advanced polymer solution activities across Asia-Pacific, Africa, the Middle East and India. From June 2017 to August 2018, Mr. Olson served as LyondellBasell’s Director of Polypropylene Compounds, where he was commercially and functionally responsible for polypropylene compounds activities across Asia-Pacific, Africa, the Middle East and India. In addition, Mr. Olson also served as Director of Manufacturing for Compounding, Catalyst and Ethanol for LyondellBasell from June 2015 to June 2017, where he was responsible for all compounding, catalyst and ethanol manufacturing activities across the Americas. Mr. Olson holds a Bachelor of Science in Chemical Engineering from the University of Missouri-Rolla, a Master of Chemical Engineering from the University of Houston, and a Master of Business Administration from Rice University’s Jesse H. Jones Graduate School of Management. The Company believes that Mr. Olson is well qualified to serve as a member of the Board due to his vast experience in the chemicals and plastics industries business leadership and strategy.

Director Compensation

Our director compensation program is intended to attract, retain, and reward highly qualified non-employee Board members and to align their interests with the long-term interests of our shareholders. The Compensation Committee annually reviews and considers information from its independent compensation consultant regarding the form and amount of compensation paid among peers, using the same group of companies as used to assess executive compensation. Informed by this review, the Compensation Committee makes recommendations to the Board for approval, if changes are determined appropriate.

In furtherance of these objectives, our non-employee directors receive a combination of equity-based compensation in the form of restricted stock units (“RSUs”), and cash compensation. Non-employee directors serving on May 8, 2025, received an annual grant of RSUs on such date, with a targeted value of $125,000. For purposes of these 2025 RSU grants, the number of RSUs was calculated using the average of the closing price of the Company’s common stock as reported on the Nasdaq Exchange for the 20 consecutive trading days prior to the May 8, 2025, grant date. These RSUs generally vest on the earlier of one year following the grant date or the regular annual meeting of shareholders, which occurs in the calendar year following the calendar year in which the grant occurs. Additionally Dr. Jirapongphan received a pro-rata director grant when he was appointed to the Board and those RSUs will vest on the earlier of (x) one year following the grant date or (y) the regular annual meeting of shareholders.

Directors who also serve as executive employees do not receive any compensation for their service on the Board. Non-employee directors receive cash compensation for service on committees, as committee chairs, as Chairman of the Board, and as LID. No changes were made to the director compensation program for 2025. The annual cash compensation for Board members is set forth below:

Annual Fees

Base Cash Retainer	$75,000

Lead Independent Director	$35,000

Chairman of the Board	$80,000

Audit & Finance Committee Chair	$30,000

Compensation Committee Chair	$20,000

Nominating & Corporate Governance Committee Chair	$15,000

Operational Excellence Committee Chair	$15,000

Non-Chair Audit & Finance Committee Members	$15,000

Non-Chair Compensation Committee Members	$10,000

Non-Chair Nominating & Corporate Governance Committee Members	$7,500

Non-Chair Operational Excellence Committee Members	$10,000

We do not provide any tax gross-ups to our non-employee directors, all of whom are solely responsible for their respective tax obligations as a result of their equity and cash compensation for Board service. Non-employee directors are reimbursed for reasonable expenses incurred in connection with their activities as directors, including attendance at director-education seminars and conferences.

The following table sets forth the total compensation for our directors (other than Mr. Olson) for 2025. Although her appointment was announced in 2025, Ms. Mars’ service on the Board did not commence until 2026. Mr. Olson was PureCycle’s only employee director in 2025. His compensation details are provided below in the 2025 Summary Compensation Table for PureCycle’s named executive officers (“NEOs”).

2025 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)

Steven Bouck	$110,000	$126,929		$236,929

Tanya Burnell	$115,000	$126,929		$241,929

Dan Coombs	$170,000	$126,929		$296,929

Jeffrey Fieler(3)	$79,167	$126,929		$206,096

Allen Jacoby	$142,917	$126,929		$269,846

Fernando Musa	$106,042	$126,929		$232,971

Daniel Gibson	$56,250	$126,929		$183,179

Siri Jirapongphan(4)	$14,167	$59,092		$73,259

1	Fees were paid in 2025.
2

Reflects the grant date fair value of 2025 RSU awards, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. For information regarding assumptions used in calculating these values, see Note 15 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. As of December 31, 2025, the non-employee directors held the following outstanding stock awards: Mr. Bouck, 19,349 RSUs; Ms. Burnell, 19,349 RSUs; Mr. Coombs, 19,349 RSUs; Mr. Fieler, 0 RSUs; Mr. Jacoby, 19,349 RSUs; Mr. Musa, 19,349 RSUs, Mr. Gibson 19,349 RSUs, and Dr. Jirapongphan 4,549 RSUs.

3	Mr. Fieler served on our Board until October 30, 2025. Upon his resignation from our Board, he vested in 9,674 RSUs and the remaining 9,675 RSUs were cancelled and forfeited.
4

Dr. Jirapongphan was appointed to the Board on October 28, 2025, as an independent director. As a newly appointed director, he received a prorata portion of the cash fees described above and was awarded a prorata number of RSUs.

Non-employee Director Stock Ownership Guidelines

We maintain stock ownership guidelines that enable us to meet our compensation objective of aligning the interests of our non-employee directors with those of our shareholders. Non-employee directors are required to hold four times (4x) the director’s annual base cash retainer. Non-employee directors are expected to meet the applicable guidelines within five years following their appointment or election as a director. As of December 31, 2025, each of our non-employee directors was either in compliance with the stock ownership guidelines or was expected to meet such guidelines within the applicable five-year period.

CORPORATE GOVERNANCE
Governance Overview
Our governance framework is designed to be a flexible structure for principled and effective decision-making and compliance with SEC and The Nasdaq Stock Market LLC (“Nasdaq”) requirements. Our Board is committed to developing and continually reviewing our governance framework for alignment with best practices and stakeholder interests and acts to enhance our ability to oversee the execution of strategies that drive value for the Company, our customers, employees and shareholders. PureCycle’s key governance documents, including our Board committee charters and Code of Business Conduct and Ethics (“Code of Conduct”), are available on our website at https://ir.purecycle.com/corporate-governance/governance-documents. Information contained on or accessible through our website is not a part of this Proxy Statement and included for reference only.
Code of Business Conduct and Ethics
We have adopted a Code of Conduct applicable to our directors, officers and employees, including our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and other executive and senior financial officers. The Code of Conduct is available on our website at https://ir.purecycle.com/corporate-governance/governance-documents. Our Board is responsible for overseeing the Code of Conduct and must approve any amendments, waivers and exceptions to the Code of Conduct for executive officers and directors. Our CFO and General Counsel must approve any amendments, waivers and exceptions to the Code of Conduct for our employees. We intend to disclose future amendments to the Code of Conduct, or waivers of certain provisions as they relate to our directors and executive officers at the same location on our website to the extent required by applicable rules and exchange requirements. The information on our website is not intended to form a part of, or be incorporated by reference into, this Proxy Statement.
Corporate Governance Guidelines
The Company is committed to conducting business with integrity and pursuing governance best practices. The Board maintains Corporate Governance Guidelines which, along with our Certificate of Incorporation, Bylaws, and respective charters of the Board committees, serve as governance framework to assist the Board and its committees with effectively exercising their responsibilities to the Company and our shareholders. The N&CG Committee will annually review the Corporate Governance Guidelines and recommend updates to the Board as needed.
Insider Trading and Anti-Hedging
PureCycle’s Insider Trading Policy governs the purchase, sale, and/or other transactions of the Company’s securities by our officers, directors and employees, and certain third-party contractors. The Insider Trading Policy is designed to promote compliance with insider trading laws by imposing prohibitions on (i) short sales of the Company’s securities, (ii) put options, call options or other derivative securities, (iii) entering into hedging transactions related to our stock, and (iv) pledging, hypothecating or otherwise using Company securities as collateral for a loan or other form of indebtedness, including, without limitation, holding Company securities in a margin account as collateral for a margin loan. Additionally, spouses, minor children and any other family member sharing the same household as Company directors, officers and employees are similarly prohibited from engaging in such hedging transactions. We have implemented processes we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards. The Insider Trading Policy was included as an exhibit to our 2024 Annual Report filed with the SEC on February 27, 2025.
Compensation Clawback and Recoupment Policies
In March 2021, the Board adopted a Compensation Clawback and Recoupment Policy pursuant to which we may recover certain incentive payments granted to or received by current or former corporate officers in the event an accounting restatement is required and the Board determines that the current or former corporate officers willfully contributed to the event requiring the accounting restatement. On July 26, 2023, the Board adopted a separate Compensation Clawback Policy (“Section 16 Clawback Policy”) to comply with the mandatory compensation “clawback” requirements under Nasdaq Rule 5608. Under the Section 16 Clawback Policy, in the event of certain accounting restatements, we will be generally required to recover from current or former Section 16 officers any incentive-based compensation representing the excess of the amount actually received over the amount that would have been received had the financial statements been correct in the first instance (without regard to any taxes paid). Incentive-based compensation includes remuneration awarded, earned or vested based wholly, or in part, upon the Company attaining a financial reporting measure.
The Section 16 Clawback Policy is a “no fault” policy and does not require any misconduct on the part of a Section 16 officer or any of his or her subordinates in the case of a restatement. If there is a restatement and the Section 16 officer would have received less incentive compensation under the restated numbers than they actually received, we must, subject to certain exceptions, seek recoupment of the excess compensation received on or after October 2, 2023, and within the applicable recovery period (which is generally the last three fiscal years) unless one of the limited exceptions set forth in the Section 16 Clawback Policy applies.
Communications with the Board
Interested parties may communicate with the Company by letter addressed to Investor Relations, PureCycle Technologies, Inc., 20 North Orange Avenue – Suite 106, Orlando, Florida 32801, or by
e-mail
to Investor Relations at investorrelations@purecycle.com.
The Company implemented a Shareholder Communications Policy (“Communications Policy”) governing communications between shareholders and the Board. Under the Communications Policy, PureCycle’s Corporate Secretary has the general responsibility for receiving and reviewing communications addressed to the Board; however, shareholders may address communications to the N&CG chair for any communication intended specifically for non-employee
directors. Interested parties may communicate with our Board by mailing any inquires to the Board c/o the Corporate Secretary at PureCycle Technologies, Inc., Attn: Brad S. Kalter, 20 North Orange Avenue – Suite 106, Orlando, Florida 32801 or by email at the following address: corporatesecretary@purecycle.com.
Board Independence
Our Board evaluated and affirmatively determined the independence of each of Mses. Burnell and Mars, as well as Messrs. Bouck, Jacoby, Musa, and Dr. Jirapongphan: (i) based on each nominee’s responses to the director and officer questionnaire, which is designed to solicit information about relationships that could have an impact on independence and (ii) using standards required by the SEC and Nasdaq. In making these determinations, the Board considered the current and prior relationships that each non-employee
director has with PureCycle and all other facts and circumstances the Board deemed relevant in determining a director nominee’s independence, including the beneficial ownership of our capital stock by each non-employee
director, and the transactions involving them described below, including the agreement between Mr. Jacoby’s employer and PureCycle as described below.
See below
“Certain Relationships and Related Party Transactions — Milliken Agreements.”
The Board determined that Mr. Coombs, Mr. Gibson and Mr. Olson do not satisfy Nasdaq independence criteria due to their relationships with Sylebra Capital (Mr. Gibson) and respective positions of employment with the Company (Mr. Coombs and Mr. Olson). Each member of the Audit & Finance, Compensation, and N&CG Committees is independent as required under applicable SEC and Nasdaq rules. Our Operational Excellence Committee is comprised of both independent and non-independent
directors.

Leadership Structure

Our Corporate Governance Guidelines permit the roles of Chair and CEO to be filled by the same or different individuals, driven by the Company’s strategic needs, but note the intention to continue to separate the roles. This flexibility allows the Board to determine whether the two roles should be combined or separated based upon our needs and the Board’s assessment of its leadership from time to time. To best leverage the diverse perspectives of the Board members and promote effective oversight, our Board regularly reviews its leadership structure and the standing committees’ responsibilities and composition. Our Board leadership structure is currently composed of a Non-Executive Chairman (“Chairman”), a LID, independent Audit & Finance, N&CG and Compensation Committees, an Operational Excellence Committee (comprised of independent and non-independent directors) and the CEO. The Board believes this leadership structure effectively allocates authority, responsibility, and oversight between management and our Board’s independent members and also enhances our CEO’s accountability to the Board.

The leadership structure with the division of responsibilities described below supports the Board’s risk oversight efforts because it enables the Chairman to support both the Board and the CEO with balancing long-term strategic development and operations planning and implementation as we continue to expand and begin commercial production of our PureFive® recycled polypropylene (“PureFive®”) resin.

Mr. Coombs serves as the Board’s Chairman. As with determining the Board’s leadership structure, the Chairman’s responsibilities are driven by the Company’s needs. Mr. Coombs’ activities include, but are not limited to, the following:

•	Presides over meetings of the Board and Executive Sessions of the Board.

•	Serves as a liaison between the Board and CEO.

•	Serves in a strategic and leadership capacity and provides CEO oversight and support in PureCycle’s ramp up in PureFive® resin production.

Mr. Jacoby currently serves as the Board’s LID, whose activities include, but are not limited to, the following:

•	Develop, in collaboration with the Chairman and CEO, an annual set of topics to be addressed in Board agendas with a focus on the areas of board responsibility.

•	Review and consult with the Chairman on the quality, quantity and timeliness of information sent to the Board.

•	Preside over executive sessions of independent Board members.

•	Lead the Board’s evaluation of the CEO.

•	Call meetings of the independent members of the Board.

•	Communicate feedback to the Chairman from sessions of the independent directors.

•	Provide advice and counsel to the Chairman and other senior management, where appropriate.

•	Maintain availability for communications with major shareholders and other stakeholders, as appropriate.

•

Consult with the Chairman on the retention of outside consultants retained specifically for the Board and authorize the retention of consultants when engagement for directors at the exclusion of the Chairman is deemed appropriate in the LID’s judgment.

•	Coordinate with the Chairman on development of crisis management procedures.

•	Serve as interim chairman in the event of an unforeseen vacancy in the Board Chairmanship.

Board Role in Risk Oversight

The Board is responsible for cultivating an appropriate culture of risk management within PureCycle and for setting the right “tone at the top,” overseeing our aggregate risk profile, and assisting management in addressing specific risks, such as strategic and competitive risks, operational risks, financial risks, credibility and reputational risks, and legal and regulatory risks. In addition, the Board considers cybersecurity risk as part of its risk oversight. Oversight of cybersecurity and other information technology risks, as well as management’s implementation of PureCycle’s cybersecurity risk management program, is the responsibility of the Audit & Finance Committee, but is typically considered with input from the other members of the Board. Our Board, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our Company, and the steps we take to monitor and control such exposures.

Our senior management team is responsible for identifying, evaluating, and communicating the Company’s key risks and risk management strategies to the Board. Our senior management team is comprised of our CEO, CFO, General Counsel, Chief Compliance Officer and Corporate Secretary, Executive Vice President – Manufacturing, Vice President – Projects, Chief Accounting Officer and Controller, Chief Sustainability Officer, Senior Vice President—Commercial Americas, and Vice President—Europe and Asia Pacific Operations. The Board is responsible for overseeing the senior management team’s enterprise risk analysis and mitigation planning processes to ensure management is strategically approaching risk assessment, management, and mitigation in an informed, integrated manner. The Board administers its risk oversight responsibilities through active review and discussion of key risks facing the Company and by delegating certain risk oversight responsibilities to committees with the specific subject matter responsibilities described below.

Board Committees

The current membership and function of each of the Board’s four permanent committees is described below. Each committee operates under a written charter adopted by the Board and reviewed annually. Committee charters are available on our website at https://ir.purecycle.com/corporate-governance/governance-documents. Each committee meets, and will continue to meet, the composition requirements set forth pursuant to Nasdaq’s rules.

	Bouck	Burnell	Coombs*	Gibson*	Jacoby	Jirapongphan	Mars	Musa	Olson*

Audit & Finance	✓	C					✓	✓

Compensation	C	✓			✓

Nominating & Corporate Governance					C			✓

Operational Excellence			C	✓		✓		✓	✓

C Chair

✓ Member

*	Not independent

Audit & Finance Committee

Chair:	Tanya Burnell

Member(s):	Steven Bouck	Valerie Mars	Fernando Musa

Meetings Held in 2025:	7

The Audit & Finance Committee oversees matters involving PureCycle’s accounting, auditing, financial reporting, internal controls and legal compliance functions, including responsibilities for the Board’s oversight of the integrity of PureCycle’s financial statements and accuracy of earnings press releases, compliance with legal and regulatory requirements, and the qualifications, independence and performance of the Company’s independent auditors. The Audit & Finance Committee routinely holds executive sessions with the Company’s independent registered public accounting firm without management’s presence. Audit & Finance Committee responsibilities include:

•

oversee management’s conduct of our financial reporting process, including reviewing our financial reports and any other Company financial information, reviewing PureCycle’s systems of internal accounting and financial controls and disclosure committee processes;

•	oversee our independent auditors’ qualifications, independence and performance;

•	oversee our risk management policies and operation of the financial risk management framework;

•	oversee our Code of Conduct and compliance program and provide that whistleblower complaints are properly addressed;

•

review our financial outlook, plans for financing, and long-term capital requirements, including minimum cash requirements and liquidity targets and PureCycle’s capital plan (capital allocation, funding, and capital expenditures);

•	review strategies and plans for significant transactions, including discussion of possible transactions and their financial impact and various reports on pending and completed transactions; and

•	review and discuss with management cybersecurity, data privacy, data security and business continuity

The Board has determined that all members of the Audit & Finance Committee meet heightened independence and qualification criteria as well as meet the financial literacy requirements in accordance with Nasdaq listing standards and SEC rules. The Board has determined that each Audit & Finance Committee member qualifies as an “audit committee financial expert” as defined under SEC rules. See below, “Audit & Finance Committee Report”.

Compensation Committee

Chair	Steven F. Bouck

Member(s):	Tanya Burnell	Allen Jacoby

Meetings Held in 2025:	5

The Compensation Committee’s overall objectives are to support the attraction, development and retention of superior talent, to incentivize executive officers to pursue and achieve PureCycle’s business objectives and to align the interests of senior officers with growing the Company’s long-term value potential. The Compensation Committee oversees the development and efficacy of PureCycle’s general compensation policy and salary structure for executive officers in light of business and financial objectives, industry and market pay practices and/or such other relevant market or operational information. The Compensation Committee’s responsibilities include:

•	oversee compensation risk, structure and objectives;

•	approve and evaluate executive officer compensation plans, policies and programs;

•	review and recommend director compensation;

•	review and approve compensation for our executive officers other than the CEO, and recommend to the Board the compensation for the CEO;

•	administer employee benefit programs;

•	oversee our human capital management strategy, including diversity and inclusion initiatives, if any; and

•	oversee our executive and director stock ownership guidelines.

The Board has determined that all members of the Compensation Committee meet heightened independence and qualification criteria in accordance with Nasdaq listing standards and SEC rules. The Compensation Committee’s charter permits it to retain independent advisors, delegate authority to a subcommittee and delegate to management authority to approve awards or grants under our equity incentive plan. See the Compensation Discussion & Analysis” (“CD&A”) section below for more information.

Nominating & Corporate Governance Committee

Chair:	Allen Jacoby

Member(s):	Fernando Musa

Meetings Held in 2025:	4

The N&CG Committee priorities include reviewing and making recommendations to the Board regarding effective company risk governance. The N&CG Committee oversees composition and structure of the Board, criteria for Board membership, evaluating corporate governance risks and management strategies, and assessing the performance of senior management and the Board. The N&CG Committee responsibilities include:

•

review Board structure and composition, consider potential director nominees recommended by other Board members and individual shareholders, and recommend director candidates based on identified criteria;

•	recommend, as needed, a LID;

•	annually evaluate the Chairman’s performance;

•	review Board and committee self-evaluation process and meeting procedures;

•	review corporate governance framework, including risks relating to governance policies and procedures;

•	annually review the Corporate Governance Guidelines;

•	oversee and review with management shareholder engagement on governance issues; and

•	support the Board’s oversight of the Company’s environmental, social and governance policies and initiatives.

The Board has determined that all members of the N&CG Committee are independent in accordance with Nasdaq listing standards and SEC rules. The N&CG Committee’s charter permits the N&CG Committee to retain independent advisors, investigate matters within its scope of authority, and delegate authority to a subcommittee.

Operational Excellence Committee

Chair:	Dan Coombs

Member(s):	Dan Gibson	Siri Jirapongphan	Fernando Musa

	Dustin Olson

Meetings Held in 2025:	10

The Operational Excellence (“OpEx”) Committee provides oversight and guidance for driving continuous operational improvement. The OpEx Committee responsibilities include:

•	reviewing the Company’s manufacturing, project execution, technical and distribution processes, management systems, and results;

•

establishing and evaluating metrics for measuring progress for key operational functions essential to long-term, efficient production such as efficient capital project execution, product quality, plant reliability and utilization, and environmental management;

•	strategic opportunity and planning for feedstock acquisition, international and joint venture operations, and technology development and protection; and

•	operational risk assessment and mitigation strategy oversight.

The OpEx Committee is not a required committee under the Nasdaq listing standards or the SEC and is not required to be comprised exclusively of independent directors. Consequently, any director, regardless of independence determination, is eligible to serve on the OpEx Committee.

Director Meeting Attendance

The Board encourages all directors to attend each meeting of the Board but has not implemented any policies or procedures to mandate attendance. In 2025, the Board met six times, and all current directors attended at least 75% of the Board meetings. All committee members attended all meetings of the committees on which they served, except for Mr. Jacoby who was unable to attend one OpEx Committee meeting while he was serving on that committee. All Board members serving at the time of the 2025 annual meeting of shareholders attended the 2025 annual meeting of shareholders.

Executive Sessions

The independent members of the Board met in four executive sessions, which were presided over by the LID.

Board Composition and Refreshment

With directors from the chemicals, environmental, finance, consumer products, and waste management industries, and with leadership experience in technology development marketing, environment and brand building, the Board’s professional experience represents an assortment of perspectives essential to PureCycle’s successful commercial scaling launch and on-going effective risk oversight.

Director Nominations

The N&CG Committee is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those individuals for election to PureCycle’s Board. The N&CG Committee recommends directors who have the professional experience, qualifications, skills and attributes to guide the Company and function effectively. The N&CG Committee believes that a range of backgrounds on the Board is important and considers this factor in connection with the continuing composition of the Board and any new director nominees. The N&CG Committee is also responsible for making recommendations to the Board of the criteria to be used by the N&CG Committee in seeking nominees for election to the Board.

Agreements to Nominate Certain Directors

Pursuant to a letter agreement entered between Pure Crown LLC (“Pure Crown”) and PureCycle, dated October 5, 2020, (“Pure Crown Board Representation Agreement”) Pure Crown is entitled to select one director to the Board (the “Pure Crown Director”), and Pure Crown has designated Ms. Burnell as the Pure Crown Director. For so long as Pure Crown has this right to select one director to the Board, any vacancy with respect to the Pure Crown Director may only be filled by Pure Crown.

Furthermore, pursuant to a board representation agreement, dated March 7, 2022 (the “Sylebra Board Representation Agreement”), by and between the Company and Sylebra Capital in connection with the 2022 Private Investment in a Public Entity (“PIPE”) transaction, Sylebra Capital has been granted the right to designate (i) one person to be nominated for election to the Board so long as Sylebra Capital together with its affiliates beneficially owns at least 10.0% of the Company’s common stock, and (ii) two persons to be nominated for election to the Board so long as Sylebra Capital together with its affiliates beneficially owns at least 15.0% of the Company’s common stock, subject to certain exceptions, including that Sylebra Capital together with its affiliates will not be entitled to designate more than two nominees. Accordingly, Sylebra Capital is currently entitled to designate two directors for nomination and has designated Ms. Mars and Mr. Gibson to serve on PureCycle’s Board.

Shareholder Nominations & Filling Vacancies

Subject to (a) the rights, if any, of the holders of any future series of preferred stock to elect additional directors under circumstances specified in a Preferred Stock Designation and (b) the agreements referenced above in “Agreements to Nominate Certain Directors,” newly created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, disability, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director. Any director elected in accordance with the preceding sentence will hold office until the next annual meeting of shareholders and until such director’s successor is duly elected and qualified or until his or her earlier death, disability, resignation, disqualification or removal. No decrease in the number of directors constituting the Board may shorten the term of any incumbent director. Subject to the exceptions and requirements noted above and the procedures set forth in the Company’s Bylaws, directors may be removed by the shareholders at any time, with or without cause.

Board Orientation and Continuing Education

The N&CG Committee leads the Board orientation and onboarding program for new directors. Onboarding includes helping new directors to integrate into the Board, understand details of PureCycle’s strategy and receive the information needed to guide our growth and expansion, including the policies and procedures applicable to Board members. Additionally, the N&CG Committee provides the Board, including new directors, with the opportunity to engage with PureCycle’s management and senior leadership team. The Board encourages PureCycle’s directors to pursue continuing education programs focused on PureCycle’s business and their roles and responsibilities as public company directors. We reimburse our directors for the costs of these programs.

Board and Committee Evaluations

The Board and each of the Audit & Finance, Compensation, N&CG, and Operational Excellence Committees conduct an annual self-evaluation, which includes both a qualitative and quantitative assessment by each director of the performance of the Board and the committee or committees on which the director serves. The N&CG Committee oversees the evaluation process and each committee chair reports the results to the committees and to the full Board following the end of each year. The Chairman reports the results of the Board evaluations during an executive session of the Board.

Related Party Policy and Transactions

PureCycle has adopted a written Related Party Transaction Policy (“Related Party Policy”) that applies to any transaction, arrangement or relationship between PureCycle or any of its subsidiaries and a related party, which includes Company executive officers, Directors, Director nominees, known shareholders of greater than five percent (5%) of any class of Company stock, any immediate family members of the foregoing, and any firm, corporation, or other entity in which any of the foregoing persons is employed, or a partner or principal or in a similar position, or in which such person has more than a five percent (5%) beneficial ownership interest (each such entity, a “Related Party”), that will, or may be expected to, exceed $120,000 in the aggregate and in which a Related Party had, has or will have a direct or indirect material interest.

The Related Party Policy is administered by the Audit & Finance Committee, which will consider relevant facts and circumstances in determining whether to approve or ratify a transaction in accordance with the Related Party Policy’s guidelines. Any Audit & Finance Committee member who may be, or whose family member may be, a Related Party to a transaction will not participate in the transaction’s review. The Audit & Finance Committee will approve or ratify only those transactions that are, in its judgment, in the Company’s and shareholders’ best interests.

Certain Relationships and Related Party Transactions

The Company’s Related Party transactions are primarily related to financing activities and transactions with Sylebra Capital and affiliates, Pure Plastic LLC (“Pure Plastic”) and affiliates, Samlyn Capital, LLC (“Samlyn”) and affiliates and Longview Asset Management LLC (“Longview”), which is Pure Crown’s investment advisor and has sole beneficial ownership of the Common Stock previously reported by Pure Crown. Mr. Gibson owns Pure Plastic and is the Co-Founder, Chief Investment Officer and Managing Partner of Sylebra Capital. Samlyn and Sylebra Capital are each greater than 5% beneficial owners of the Company. Pursuant to the Sylebra Board Representation Agreement, Sylebra Capital is entitled to designate two PureCycle Board members, and pursuant to the Pure Crown Board Representation Agreement, Pure Crown is entitled to designate one PureCycle Board member. See above, Agreements to Nominate Certain Directors. Below are descriptions of all Related Party transactions since January 1, 2025. There are no currently proposed transactions.

Sylebra Credit Facility

PureCycle has a $200.0 million revolving credit facility (“Revolving Credit Facility”) with Sylebra Capital and its affiliates pursuant to a credit agreement (“Revolving Credit Agreement”) dated as of March 15, 2023, as amended from time to time. Borrowings under the Revolving Credit Facility accrued interest at a variable annual rate equal to Term SOFR (as defined in the Revolving Credit Agreement) in effect for such period plus 17.50%. Borrowings during the year ended December 31, 2025, were at an interest rate of 21.8%. Additionally, the Company is required to pay: (i) a quarterly commitment fee equal to 0.25% per annum (“Commitment Fee”) based on the actual daily unused amount of the Revolving Credit Facility and (ii) an amendment fee with each amendment to the Revolving Credit Agreement.

In June 2025 the Revolving Credit Facility was amended to: (x) permit unsecured debt in an amount not to exceed $50.0 million, (y) increase the value of the Revolving Credit Agreement from $150 million to $200 million and (z) permit PureCycle’s Series B Convertible Perpetual Preferred Stock (“Series B Preferred Stock”) offering. In November 2025 the Revolving Credit Agreement was amended to: (a) extend the maturity date of the Revolving Credit Facility from September 30, 2026, to September 30, 2027, and (b) add a clause permitting the potential redemption of the Series A Preferred Stock (as defined below) subject to Board approval and under which the Company will redeem in full the Series A Preferred Stock if on, or prior to, March 17, 2026, the Company receives sufficient proceeds from the exercise of Series A Warrants (as defined below), which was estimated at $54.0 million. See below, Subscription Agreements.

On May 28, 2025, the Company borrowed $10.0 million from the Revolving Credit Facility which the Company repaid in full plus accrued interest of $0.2 million on June 20, 2025. As of December 31, 2025, the largest aggregate amount of principal outstanding under the Revolving Credit Agreement was $10.0 million. As of this Proxy filing, there was no amount outstanding under the Revolving Credit Agreement. Since entry into the Revolving Credit Agreement, the Company repaid $10.0 million of principal and $0.2 million in interest. In 2025, the Company paid $0.5 million in Commitment Fees and $2.1 million in amendment fees.

SOPA Revenue Bonds Transactions

Beginning in October 2020 and through a series of agreements as amended from time to time, the Southern Ohio Port Authority (“SOPA”), an Ohio quasi-public economic development entity, issued Revenue Bonds (as defined below) and loaned the proceeds to PureCycle: Ohio LLC (“PCO”) to help finance the Company’s construction of our flagship Ironton, Ohio facility (“Ironton Facility”). The Revenue Bonds were offered in three series (collectively, the “SOPA Revenue Bonds”): (i) Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020A (“Series A Bonds”); (ii) Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020B (“Series B Bonds”); and (iii) Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Taxable Series 2020C (“Series C Bonds”). The SOPA Revenue Bonds bear interest at rates between 6.5% and 13.0% per annum on the principal amount at maturity.

In May 2024, PureCycle Technologies, LLC (“PCT LLC”) and Pure Plastic executed a bond purchase agreement (as subsequently amended and restated), pursuant to which Pure Plastics purchased approximately $94.3 million in aggregate of certain SOPA Revenue Bonds owned by PCT LLC, including: (x) a portion of the Series A Bonds, (y) all of the Series B Bonds, and (z) all of the Series C Bonds. In August 2024, and under a separate bond purchase agreement, Pure Plastic purchased from PCT LLC another approximately $11.5 million in aggregate of Series A Bonds. In 2025, PCT LLC sold additional Series A Bonds to Related Parties at a price of $880 per $1,000 principal amount resulting in the following gross proceeds: (a) $20.1 million from Pure Plastic; (b) $0.285 million from Laura Gibson, Mr. Gibson’s sister, (c) $0.50 million to Richard Fieler, former Board member and Sylebra Capital officer Jeffrey Fieler’s father, and (d) $3.9 million to Samlyn affiliates.

Since January 1, 2025, the largest aggregate amount outstanding principal of Pure Plastic’s SOPA Revenue Bonds was $124.0 million and as of March 20, 2026, there was $113.6 million outstanding. Since January 1, 2025, the Company has paid Pure Plastic $10.4 million of principal and $8.82 million in interest for its SOPA Revenue Bonds.

Since January 1, 2025, the largest aggregate amount outstanding principal of Laura Gibson’s SOPA Revenue Bonds was $0.285 million and as of March 20, 2026, there was $0.285 million outstanding. Since January 1, 2025, the Company has paid Laura Gibson no principal and $0.020 million in interest for her SOPA Revenue Bonds.

Since January 1, 2025, the largest aggregate amount outstanding principal of Richard Fieler’s SOPA Revenue Bonds was $0.50 million and as of March 20, 2026, there was $0.50 million outstanding. Since January 1, 2025, the Company has paid Richard Fieler no principal and $0.035 million in interest for his SOPA Revenue Bonds.

Since January 1, 2025, the largest aggregate amount outstanding principal of the Samlyn affiliates’ SOPA Revenue Bonds was $3.9 million and as of March 20, 2026, there was $3.9 million outstanding. Since January 1, 2025, the Company has paid the Samlyn affiliates no principal and $0.273 million in interest for their SOPA Revenue Bonds.

Pure Plastic Promissory Note

In June 2025, the Company executed a 30-day promissory note with Pure Plastic for $4.9 million at a rate of 1.0% interest per month. PureCycle repaid the note in full on June 20, 2025, along with $0.02 million in accrued interest.

Sylebra Green Convertible Notes

In August 2023, the Company completed the private offering of $250.0 million total aggregate principal amount of 7.25% Green Convertible Senior Notes due 2030 (“Convertible Notes”) by and between the Company and U.S. Bank Trust Company, National Association, as trustee. Entities affiliated with Sylebra Capital purchased $50.0 million aggregate principal amount at maturity of Convertible Notes.

The Convertible Notes are convertible into the Company’s common stock on the terms and subject to the limitations set forth in the indenture, dated August 24, 2023 (“Convertible Notes Indenture”). Under, and subject to, the terms of the Convertible Notes Indenture, holders: (i) have the right to require the Company to repurchase for cash all or any portion of their Convertible Notes on August 15, 2027, and (ii) may require the Company to repurchase their Convertible Notes if the Company undergoes a fundamental change (as defined in the Convertible Notes Indenture). Additionally, under, and subject to, the terms of the Convertible Notes Indenture, the Company has the option to redeem for cash all or any portion of the Convertible Notes on or after August 20, 2025, and on or before the 40th scheduled trading day immediately before the Convertible Notes’ maturity date. The Convertible Notes bear interest at a rate of 7.25% per annum on the principal amount at maturity from August 24, 2023, payable in arrears, beginning on February 15, 2024.

Since issuance, the largest aggregate amount of principal of Convertible Notes outstanding was $250.0 million and as of February 26, 2026, $250.0 million Convertible Notes were outstanding. Since January 1, 2025, the Company has paid no principal and $18.1 million in interest on the Convertible Notes.

Subscription Agreements

The subscription agreements described below each included Sylebra Capital and Samlyn.

Series A Preferred Stock – September 2024 Subscription Agreement

In September 2024, the Company entered into subscription agreements with certain investors pursuant to which the Company agreed to sell in a private placement, an aggregate of (i) 50,000 shares of the Company’s Series A Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), (ii) 8,528,786 shares of the Company’s common stock, and (iii) Series C Warrants to purchase an aggregate of 5,000,000 shares of the Company’s common stock at a price of $11.50 per share. The transactions closed on September 13, 2024, with Sylebra Capital and Samlyn each purchasing 50% of the securities offered in the private placement resulting in approximately $90.0 million in gross proceeds. Series A Preferred Stockholders are entitled to receive dividend payments at a return equal to 8% per annum, payable in cash or in-kind at the Company’s election.

In 2025, the Company issued 4,003 shares of its Series A Preferred Stock for in-kind payment of dividends on the instruments. Sylebra Capital and affiliates received 2,001 shares of Series A Preferred Stock and Samlyn received 2,002 shares, totaling $2.0 million of in-kind dividend payments in each case. See our Annual Report on Form 10-K filed February 26, 2026, Note 14 “Mezzanine Equity and Stockholders Equity”.

Common Stock – February 2025 Subscription Agreement

In February 2025, the Company entered into subscription agreements with certain investors pursuant to which the Company agreed to sell in a private placement an aggregate of 4,091,293 shares of the Company’s common stock, at a price of $8.0655 per share (“Subscription Agreement”). The transactions closed on February 6, 2025, resulting in approximately $33.0 million in gross proceeds, including $1.2 million in proceeds resulting from selling 152,602 shares of common stock to affiliates of Sylebra Capital and $3.0 million in proceeds resulting from selling 371,747 shares of common stock to affiliates of Samlyn.

Series B Convertible Perpetual Preferred Stock – June 2025 Subscription Agreement

In June 2025, the Company entered into subscription agreements with certain investors pursuant to which the Company agreed to sell in a private placement an aggregate of 300,000 shares of Series B Preferred Stock at an initial issue price of $1,000 per share. Series B Preferred Stockholders are entitled to receive cumulative dividends at a rate equal to 7% per annum, payable in-kind or in cash at the Company’s option. Dividends paid in-kind will be capitalized to the Series B Preferred Stock accrued value. The transactions closed on June 20, 2025, resulting in $300.0 million gross proceeds including: (i) 40,000 Series B Preferred Stock to affiliates of Sylebra Capital, resulting in $40.0 million gross proceeds, (ii) 50,000 Series B Preferred Stock to Samlyn, resulting in $50.0 million gross proceeds, and (iii) 5,000 Series B Preferred Stock to Longview, resulting in $5.0 million gross proceeds.

During the year ended December 31, 2025, there were $11.3 million of in-kind dividends accrued on the Series B Preferred Stock, which increased the value of the outstanding Series B Preferred Stock.

Milliken Agreements

In March 2019, PureCycle and Milliken & Company (“Milliken”), Mr. Jacoby’s employer, entered into a 10-year exclusive supply agreement (the “Milliken Supply Agreement”), under which Milliken will supply PureCycle with certain additives needed for PureFive® resin production. Pricing is not specified in the Milliken Supply Agreement, but it notes that pricing will be “reasonable,” reflecting industry conditions with initial pricing negotiated in good faith. In 2025, the Company paid Milliken $1.3 million for certain chemicals used in our purification process, of which $0.7 was for material ordered in 2024 and paid for in 2025 and (the remainder relates to chemicals purchased during 2025. Based on current market rates and conditions and PureCycle’s forecasted operations timeline, it is estimated that the additives needed for 2026 under the Milliken Supply Agreement will cost between approximately $0.1 million and $1.2 million based on need. No payments are owed to Milliken until products are delivered.

PROPOSAL TWO — RATIFY GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026

Our Audit & Finance Committee has appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and we are submitting that appointment to our shareholders for ratification on an advisory basis at the meeting. Although shareholder ratification of Grant Thornton’s appointment is not legally required, we are submitting this matter to the shareholders as a matter of good corporate practice. In determining whether to appoint Grant Thornton as our independent registered public accounting firm, the Audit & Finance Committee considered a number of factors, including, among others, the firm’s qualifications, industry expertise, prior performance, control procedures, proposed staffing and the reasonableness of its fees on an absolute basis and as compared with fees paid by comparable companies.

Vote Required

Shareholder ratification of the appointment of Grant Thornton as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter (meaning that of the shares present or represented at the meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved).

Abstentions will have the same effect as a vote “against” this Proposal. This Proposal is considered a routine matter on which the broker will have discretionary authority to vote on the Proposal should a beneficial holder not provide voting instructions. Therefore, there will be no broker non-votes with respect to this Proposal. For that reason, if you are a beneficial holder and you wish to vote “for,” “against” or “abstain” from this Proposal, you will have to provide your broker with such an instruction. Otherwise, your broker will vote this Proposal in its discretion.

Board Vote Recommendation: “FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

If shareholders fail to vote on an advisory basis in favor of the appointment, the Audit & Finance Committee will reconsider whether to retain Grant Thornton and may appoint that firm or another without re-submitting the matter to the shareholders. Even if shareholders ratify the appointment, the Audit & Finance Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s best interests.

The following table sets forth the amount of audit fees, audit-related fees, tax fees, and all other fees billed for services by Grant Thornton for the years ended December 31, 2025, and 2024, respectively. All audit & non-audit services provided to the Company by the independent registered public accounting firm are pre-approved by the Audit & Finance Committee, and the Audit & Finance Committee considers the provision of such non-audit services when evaluating the accounting firm’s independence.

	2025	2024

Audit Fees(1)	$914,064	$974,830

Audit-Related Fees	16,250	53,100

Tax Fees(2)	—	—

All Other Fees(3)	5,976	—

Total Fees	$936,290	$1,027,930

1	Includes fees for professional services rendered for the audit of the Company’s annual consolidated financial statements, and review of the consolidated financial statements included in the Company’s

Quarterly Reports on Form 10-Q, issuances of comfort letters and consents for securities offerings and for other services that only the Company’s independent registered public accounting firm can reasonably provide.
2	Includes fees for professional services in connection with tax compliance, planning and advice. No such fees were incurred for the years ended December 31, 2025, and December 31, 2024.
3	Includes fees for all services other than those covered above under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees”, including due diligence services related to our operations in Asia.

Grant Thornton has advised us that one or more of its partners will be present at the meeting. We understand that these representatives will be available to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

AUDIT & FINANCE COMMITTEE REPORT

Our Audit & Finance Committee has oversight authority over PureCycle’s financial reporting function, including our internal controls over financial reporting (“ICFR”) and our external independent audit process. In carrying out its oversight responsibilities, the Audit & Finance Committee:

•

monitors management’s responsibility for fairly presenting our financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) by maintaining accurate and reliable financial information through our ICFR processes;

•	appoints our independent auditor; and

•	regularly communicates with our independent auditor regarding the scope and status of its annual audit of our consolidated financial statements, including our ICFR.

Management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements, for establishing and maintaining internal control over financial reporting and for assessing the effectiveness of the Company’s internal control over financial reporting as of the end of each fiscal year. The Company’s independent registered public accounting firm is responsible for planning and carrying out an audit of the Company’s annual financial statements and the Company’s internal control over financial reporting and expressing opinions as to the conformity of the financial statements with generally accepted accounting principles and the effectiveness of internal control over financial reporting, based on its audits.

As part of the Audit & Finance Committee’s oversight of the Company’s financial statements, the Audit & Finance Committee reviews and discusses with management, the financial controls team and the Company’s independent auditor, management’s key initiatives and programs aimed at maintaining and improving ICFR, the effectiveness of the Company’s internal and disclosure control structure and the scope and adequacy of the Company’s internal auditing program.

The Audit & Finance Committee met seven times in 2025, which included, whenever appropriate, executive sessions in which the Audit & Finance Committee met separately with Grant Thornton LLP, our independent registered public accounting firm, as well as representatives of management. Four executive sessions were held in 2025. During 2025, in fulfilling its oversight responsibilities, the Audit & Finance Committee reviewed and discussed the audited consolidated financial statements in PureCycle’s Annual Report on Form 10-K for the year ended December 31, 2025, with management. Also during 2025, the Audit & Finance Committee discussed with Grant Thornton: (i) those matters required to be discussed by the applicable requirements of the SEC and the Public Company Accounting Oversight Board (“PCAOB”), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements; (ii) received written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with audit committees concerning independence; (iii) Grant Thornton’s independence and considered the effects that the provision of non-audit services may have on Grant Thornton’s independence; and (iv) various other matters pertaining to the audit and other matters handled by Grant Thornton.

Among other matters, over the course of the past year, the Audit & Finance Committee also:

•	appointed, compensated, retained, evaluated and oversaw our independent registered public accounting firm;

•	reviewed several related party transactions;

•	discussed with our independent registered public accounting firm its independence from management;

•	reviewed critical audit matters;

•	reviewed with our independent registered public accounting firm the scope and results of its audit;

•	approved all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	oversaw the financial reporting process and discussed with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•	reviewed and monitored our accounting principles, accounting policies, financial and accounting;

•	monitored our controls and compliance with legal and regulatory requirements;

•	reviewed procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters;

•

reviewed any significant financial exposures and contingent liabilities of the Company, including inflation risk, commodity market risk and raw material price risk and the methods used to hedge those exposures;

•	reviewed activities of management’s Disclosure Committee regarding press releases and reports to be filed with the SEC;

•

reviewed the Company’s financial outlook and plans for financing its working and long-term capital requirements, including minimum cash requirements and liquidity targets and the Company’s capital plan (capital allocation, funding, and capital expenditures);

•	reviewed strategies and plans for significant transactions, including discussion of possible transactions and their financial impact and various reports on pending and completed transactions; and,

•	received reports from the Company’s Chief Compliance Officer regarding the Company’s compliance programs.

Taking all of these reviews and discussions into account and subject to the limitations on the role and responsibilities of the Audit & Finance Committee referred to in its charter, the undersigned Audit & Finance Committee members recommended that the Board include the Company’s audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025.

The Audit & Finance Committee has established procedures for the receipt and evaluation, on a confidential basis, of any complaints or concerns regarding our accounting, auditing, financial reporting or related matters. To report such matters please send correspondence to auditcommittee@purecycle.com.

Submitted by the Audit & Finance Committee of the Board

Tanya Burnell, Chair

Steven Bouck

Valerie Mars

Fernando Musa

PROPOSAL THREE — ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

Proposal Purpose

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, the Company is required to submit to shareholders a resolution subject to an advisory vote to approve the compensation of the Company’s named executive officers (“NEOs”). This Proposal, commonly known as “say-on-pay,” gives our shareholders the opportunity to express their views on the design and effectiveness of our executive compensation program.

Proposal Summary

The Board encourages shareholders to carefully review the “Executive Compensation” section of this Proxy Statement, including the “Compensation Discussion & Analysis” (“CD&A”) and the related compensation tables and other narrative disclosures, for a discussion of the Company’s NEO compensation program.

The Company’s executive compensation program is designed to attract, develop, and retain motivated executives and key employees who possess the appropriate skill sets and leadership expertise to execute on our long-term strategy. The Company also seeks to design executive compensation to align the interests and objectives of its executives with shareholder interests. The Company’s compensation philosophy (see CD&A section below) is supported by a variety of foundational principles, including that the Company believes all team members should be encouraged to “act like owners” by providing annual equity awards to all team members to promote engagement and differentiate the Company from others in the market.

This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies, practices and disclosures described in this Proxy Statement. Accordingly, the following resolution is submitted for an advisory shareholder vote at the Annual Meeting:

“RESOLVED, that the shareholders of PureCycle Technologies, Inc. APPROVE, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders pursuant to the SEC’s compensation disclosure rules, including the CD&A and the accompanying compensation tables and narrative discussion within the Executive Compensation section of this Proxy Statement.”

As this is an advisory vote, the result will not be binding on the Company, the Board or the Compensation Committee, although the Board and the Compensation Committee will carefully consider the outcome of the vote when evaluating the Company’s compensation program. The Company currently holds a say-on-pay vote annually, and the next say-on-pay vote is expected to occur at the Company’s 2027 annual meeting of shareholders.

Vote Required

The affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter (meaning that of the shares present or represented at the meeting and entitled to vote, a majority of them must be voted “for” the Proposal for it to be approved).

Abstentions will have the same effect as a vote “against” this Proposal. Broker non-votes will have no effect on the vote for this Proposal.

Vote Recommendation: “FOR” the advisory resolution to approve named executive officer compensation.

CURRENT EXECUTIVE OFFICERS

Dustin Olson, for biographical information regarding Mr. Olson, please refer to the section above titled “Board Nominees and Qualifications.”

Brad Kalter, 59, serves as the Company’s General Counsel and Corporate Secretary since January 2021 and was appointed Chief Compliance Officer in September 2024. Previously, Mr. Kalter served as General Counsel, Chief Legal Officer and Secretary of United Insurance Holdings Corp., a property and casualty insurance holding company, from February 2019 to January 2021. From October 2015 to February 2019, Mr. Kalter served as Executive Vice President, General Counsel and Corporate Secretary of Exide Technologies (“Exide”), a battery manufacturing and energy storage business, overseeing legal functions of the organization including corporate governance, compliance, litigation and subsidiary management, as well as overseeing legal aspects of corporate financing transactions and mergers and acquisitions. Mr. Kalter previously served as Vice President, Deputy General Counsel and Corporate Secretary at Exide from 2009 to September 2015 and also as Exide’s Deputy General Counsel and Corporate Secretary, from 2006 to 2008. Prior to joining Exide, Mr. Kalter served as General Counsel at Cotton States Insurance Group, a multi-line insurance group, from 1999 through 2003. Mr. Kalter holds a Juris Doctor from Emory University and a Bachelor of Arts in Political Science and Communications from the University of Pennsylvania.

Donald Carpenter, 45, serves as the Company’s Chief Financial Officer (“CFO”) since March 1, 2026. Previously, Mr. Carpenter served as the Company’s Senior Vice President-Finance from January 2026 to March 2026 and as Vice President-Finance, from April 2022 through December 2025. Mr. Carpenter previously served as Director, Finance Strategy & Director, Global Treasury at LyondellBasell Industries N.V., a multinational chemical company, from 2012 until April 2022. Mr. Carpenter holds a Master in Business Administration and a Bachelor of Business Administration in Accounting and Management Information Systems, both from Sam Houston State University.

Recent Key Leadership Changes for 2026

Jaime Vasquez, who was named CFO February 19, 2024, retired as PureCycle’s CFO effective March 1, 2026. In exchange for agreeing to the Company’s standard release agreement, Mr. Vasquez was provided vesting of a pro-rata portion of previously granted time-based restricted stock units through February 21, 2026, payout on the 2025 STI consistent with corporate performance against pre-established goals, and reimbursement for the Company’s portion of the costs of Mr. Vasquez’s COBRA payments for up to eighteen (18) months or for such shorter period if Mr. Vasquez declines COBRA benefits at any point.

On February 26, 2026, the Company named Mr. Carpenter as Mr. Vasquez’s successor effective March 1, 2026. Mr. Carpenter will receive an annual base salary of $400,000, will be eligible to participate in the Company’s 2026 STI, with a target payment of seventy percent (70%) of his base salary, and will participate in the long-term incentive plan (“LTI”) beginning in 2027, with a targeted value equal to one hundred percent (100%) of his base salary. Mr. Carpenter’s 2026 STI award will not be pro-rated. Mr. Carpenter will be eligible to participate in the Company’s Executive Officer Severance Plan (the “Severance Plan”).

COMPENSATION DISCUSSION & ANALYSIS

Executive Compensation Overview

PureCycle is scaling novel waste polypropylene recycling technology to our PureFive® resin, which has nearly the same commercial applications and functional properties as fossil-based virgin resin. Since becoming publicly listed, PureCycle has focused primarily on scaling production at our Ironton Facility, Ohio, generating revenue from sale of our PureFive® resin, expanding our operational footprint in the US and globally, and securing sufficient financing for these projects.

To support these corporate priorities, the Compensation Committee set substantive corporate performance goals for fiscal 2025, including operational and sales targets tied to plant production and sales thresholds.

This CD&A describes the Company’s executive compensation program and provides an overview of our executive compensation-related policies, practices and decisions for 2025. Our 2025 NEOs were:

2025 Named Executive Officers

Name	Title

Dustin Olson	Chief Executive Officer

Jaime Vasquez	Former Chief Financial Officer(1)

Brad Kalter	General Counsel, Chief Compliance Officer and Corporate Secretary

1	Mr. Vasquez served as CFO for all of 2025, but retired from the Company effective March 1, 2026.

Compensation Philosophy

PureCycle’s executive compensation program is designed to attract, develop, and retain industry leading talent who possess the appropriate skill sets and leadership expertise to execute on our near-term and long-term strategy. We regularly analyze peer group and survey data to assess the market for executive talent to help ensure that our executive compensation program is competitive. We also seek to design executive compensation to align the interests and objectives of our executives with shareholder interests by providing annual equity awards to all team members to encourage them to “act like owners” and strategically differentiate ourselves from others in the market. We also ensure that cash compensation is largely at-risk and dependent upon achievement of appropriate financial and operational goals. In total, this performance-based compensation framework drives executives to pursue our broader Company strategy.

Pay Practices Supporting Good Governance

Compensation Risk Controls

The Compensation Committee works with management to conduct an annual review of our compensation-related risks. The risk assessment conducted during fiscal year 2025 did not identify any significant compensation-related risks that are not appropriately mitigated as a result of compensation plan designs and concluded that our compensation programs encourage actions aligned with the interests of shareholders. The analysis concluded there was a sufficient balance among fixed versus variable pay, cash and equity, and corporate and individual goals. As a result, we determined that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on PureCycle.

Executive Stock Ownership Guidelines

We maintain stock ownership guidelines that enable us to meet our compensation objective of aligning the interests of our executive officers, including our NEOs, with those of our shareholders. Executive officers are expected to meet the applicable ownership guideline within five years following the later of: (x) their hire date or

(y) elevation to an executive position. As of this filing our continuing NEOs met their stock ownership requirements.

Named Executive Officer	Target Stock Ownership as a Multiple of Base Salary	Compliance Status

Dustin Olson, CEO	4X	Met

Jaime Vasquez, CFO	N/A	(1)

Brad Kalter, General Counsel, Chief Compliance Officer & Corporate Secretary	3X	Met

1	Mr. Vasquez retired effective March 1, 2026, and is no longer subject the stock ownership guidelines.

No tax gross ups

We have not entered into agreements with our NEOs that provide for tax “gross-ups.”

Incentive awards capped

Compensation under our LTI and STI programs is individually capped at 200% of target. We believe a maximum 2x multiple for incentive compensation, requiring significant performance above target, provides appropriate upside potential while also serving as a key risk mitigator in our plan.

Limited Perquisites

We believe that perquisites, as a general rule, should not form a material component of executive compensation. The Compensation Committee has approved enhanced annual physicals for NEOs. The cost of the physical and any required lodging associated with such physical are reimbursed by the Company. There are no other significant executive perquisites.

How We Make Executive Compensation Decisions

Compensation Committee Role

The Compensation Committee is comprised solely of independent directors and operates under a Board-approved committee charter outlining the Compensation Committee’s primary duties and responsibilities. The charter is available on the “Investors” tab of PureCycle’s website. The Compensation Committee discharges certain responsibilities of our Board with respect to the compensation of our NEOs, including reviewing our executive compensation programs, recommending compensation levels for our CEO to the Board, and approving compensation for our executive officers other than our CEO. Further, the Compensation Committee is responsible for reviewing, discussing, and approving the CD&A and the accompanying Compensation Committee Report for inclusion in the annual proxy statement that we file with the SEC.

Independent Compensation Consultant

The Compensation Committee engages an external compensation consultant, who reports directly to the Compensation Committee and provides competitive market data, analysis and other resources to assist with our overall executive compensation strategy. For 2025, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant to assist the Compensation Committee with designing executive and director compensation consistent with market practices and our selected peer group, including compensation philosophies, strategies, pay levels, decision-making processes, and other matters within the scope of the Compensation Committee’s responsibilities. FW Cook does not perform any other work for us, does not trade our stock, has independence policies that are reviewed annually and will proactively notify the Compensation Committee chair of any potential or perceived conflicts of interest. For 2025, the Compensation Committee found FW Cook had no conflicts of interest and deemed them independent.

Chief Executive Officer Role

Our CEO recommends to the Compensation Committee, in the case of other executive officers, base salary amounts, STI awards and LTI awards, as well as potential adjustments to each component of compensation based on individual performance.

Consideration of Results of Say-on-Pay Vote

At our 2025 annual meeting of shareholders, we asked shareholders to provide an advisory vote to approve our NEOs’ 2024 compensation (commonly referred to as a “say-on-pay” vote). Approximately 98% of the votes cast in such say-on-pay vote were in support of our 2024 NEO compensation. Accordingly, the Committee did not make any changes to the 2025 compensation program that were specifically driven by the say-on-pay vote.

Peer Group for Executive Compensation

We used data from a peer group to assist the Compensation Committee in setting each NEO’s compensation, and we generally seek to approximate the median of our peer group (described below) with respect to the total direct compensation (base salary, target STI, and target LTI) of our NEOs. However, given our status as company with limited revenue at this juncture and the need to retain key talent, 2025 LTI awards to our NEOs were generally designed to exceed this level. Further, market data is just one of several factors that we examine in determining compensation levels and determining design and market levels based on PureCycle’s status as an early revenue company. Our NEO Pay may be above or below market based on other factors, including an individual NEO’s performance, experience, responsibilities or tenure in a role, any special skills and market demand.

The composition of the peer group is evaluated based on various objective and subjective criteria including the following:

•	Competitors for Business—industry competitors; companies subject to similar economic opportunities and challenges;

•	Competitors for Talent—direct and related industry companies in which PureCycle could reasonably compete for executive talent;

•	Scale—public companies of similar market cap and the Company’s expected revenue size once operational, but companies may exceed this size range if direct competitors are in a niche industry; and

•

Niche Industry— PureCycle operates in a niche industry where direct competitors include private companies and subsidiaries of large conglomerates. Given the limited number of direct competitors of appropriate scale, some companies that operate in the clean technology space and those along the supply chain for renewable waste product companies are included, as including such companies outside the Company’s core industry is necessary to provide a statistically relevant sample set.

In 2024, the Compensation Committee re-evaluated the existing peer group. Following consultation with FW Cook, the Compensation Committee removed: (i) Trex Company, Inc., because its increased market capitalization and revenues were no longer comparable with the Company and our other peers; (ii) Amyris, Inc., due to bankruptcy and delisting; and (iii) Heritage-Crystal Clean, Inc., because it was taken private. The Compensation Committee added: (i) Ormat Technologies, Inc., primarily due to its industry and comparable size; and (ii) Ecovyst, Inc., Montauk Renewables, Inc., Lanza Tech Global, Inc., NuScale Power Corporation, Plug Power, Inc., and Quantum Scape Corporation because each represented appropriate peers based on a combination of market capitalization, revenue, and industry. This peer group, shown below, was used to inform pay decisions for 2025:

2025 Peer Group

AdvanSix Inc.	Arcadium Lithium	Bloom Energy Corporation	Casella Waste Systems, Inc.

Danimer Scientific	Ecovyst, Inc.	Energy Recovery, Inc.	Enviri Corp.

Lanza Tech Global, Inc.	Li-Cycle	Loop Industries, Inc.	Montauk Renewables, Inc.

Montrose Environmental Group, Inc.	NuScale Power Corporation	Origin Materials, Inc.	Ormat Technologies, Inc.

Plug Power, Inc.	Quantum Scape Corporation	Tredegar Corporation

Following the most recent review of the peer group in 2025, the Compensation Committee: (i) removed Arcadium Lithium following a merger when it was no longer an appropriate peer based on market capitalization and revenue; Danimer Scientific because it was taken private; and Li-Cycle because it filed for bankruptcy; and (ii) added Hawkins, Inc., because it is in the renewable energy space and is generally aligned based on a combination of expected revenue and market capitalization.

Pay Elements

Overview – What We Pay and Why

Element	Key Characteristics	Purpose	2025 Changes
Base Salary	Fixed amount paid in cash, reviewed annually.	Provides fixed income that is market competitive and reflective of the executive’s role and experience to help attract and retain executive talent.	No significant changes.

STI	Variable compensation, generally paid in cash, and subject to pre-established annual financial and operational targets and personal performance.	Incent executives to achieve and exceed annual financial and strategic objectives.	Transition to a new metric under 2025 STI program to focus on production volume and revenue generation.

LTI	Variable compensation, with multi-year vesting schedules and a mix of performance stock awards (“PSUs”) (based on achievement of three-year goals), stock options that vest after three years, and RSUs that vest ratably over four years.	Align interest of executives with shareholders and serve as an appropriate retention tool.	No significant changes.

Element	Key Characteristics	Purpose	2025 Changes
Benefits	Includes medical, dental, vision, short-term and long-term disability, and certain other benefits.	Competitive health and welfare benefits.	No significant changes.

Perquisites	Designed not to represent a significant part of annual compensation.	Provide certain benefits to our executives designed to help ensure ability to meet the rigors associated with an executive position at a publicly listed company.	No significant changes.

Base Salary

We set base salaries for new executive officers at the time of hire and review base salaries for our executive officers on an annual basis to help ensure they remain market competitive and consistent with our peer group, and reflect the scope and responsibility of their positions, as well as their prior experiences. Base salary for the CEO is recommended by the Compensation Committee and approved by the Board. We also review base salaries upon a meaningful change in an executive officer’s responsibilities or role. We take into consideration several factors in setting initial base salary or when annually reviewing base salaries for our executive officers, including current base salary; positioning relative to competitive market data and peer companies; scope of the position; prior professional experience; and internal pay comparisons. After review and discussion of the preceding factors, the Compensation Committee decided not to adjust our NEO’s 2025 base salaries as reflected in the table below.

NEO	Base Salary Rate as of 2024 Fiscal Year-End	Base Salary Rate as of 2025 Fiscal Year-End	Percentage Increase Over Prior Year

Dustin Olson	$773,000	$773,000	N/A

Jaime Vasquez	$510,000	$510,000	N/A

Brad Kalter	$448,800	$448,800	N/A

Annual Cash Incentives

STI Overview

Our annual incentive compensation program is designed to motivate and reward PureCycle employees, including the NEOs, to create long-term value by achieving key short-term business objectives. The inclusive design is intended to align and motivate our entire PureCycle team to diligently pursue and prioritize achieving PureCycle’s annual performance objectives. We set annual incentive compensation targets hierarchically starting with a multiple of base salary.

The Compensation Committee annually reviews and determines each NEO’s cash incentive opportunity, the payout of which is based primarily on achievement of objective, pre-established overall Company operational and strategic goals (a company performance element). Thirty percent (30%) of the payout with respect to those goals is at-risk based on a subjective review, including the CEO’s evaluation for NEOs other than himself, of each NEO’s individual contributions toward the Company strategic objectives (an individual qualitative performance element). If appropriate, the Compensation Committee may review and adjust performance criteria during the year. Actual NEO cash incentives earned may be more or less than the target amount depending on a combination of company and individual performance —meaning the Compensation Committee, in its judgement, may exercise discretion, positive or negative, to adjust the total value of incentive compensation in light of financial and non-financial performance. The Compensation Committee believes our STI program structure aligns with strategic priorities and underscores the importance of both financial and non-financial performance and successfully motivates employees, including NEOs, to achieve holistic performance that both promotes PureCycle’s long-term value opportunities for our shareholders and is reasonable in relation to actual annual performance.

Actual STI payouts can range from 0% (if threshold levels of performance are not met) to 200% of the target award (if maximum levels of performance are met for all of the performance measures). When determining the target award for each NEO, the Compensation Committee generally references the median of our peer group for target total cash compensation (sum of base salary and target annual cash incentive) for the position in which such NEO serves. The annual award for the CEO is recommended by the Compensation Committee and approved by the Board.

STI Target Awards – 2025

The 2025 STI design provided NEOs with an opportunity to earn cash incentive payments with potential payouts ranging from 0% to 200% of target. The Compensation Committee approved the fiscal 2025 award opportunities for our NEOs under the Company’s STI program as set forth below (which, where applicable, were unchanged, as percentages of base salary, from 2023 and 2024 award opportunities):

NEO	Base Salary	Target Payout (as a % of Base Salary)	2025 STI Target Award

Dustin Olson	773,000	100%	$773,000

Jaime Vasquez	510,000	70%	$357,000

Brad Kalter	448,800	70%	$314,160

STI Company and Strategic Performance Criteria – 2025

For the strategic Company performance criteria, the Compensation Committee established the following performance goals under the 2025 STI program for the NEOs:

Level of Performance
Performance Metric and Weighting	Threshold (50%)	Target (100%)	Maximum (200%)
Production Volume (50%)	20 million pounds	40 million pounds	70 million pounds
Revenue (50%)	$20 million	$50 million	$70 million

For this purpose, production volume is measured based on recycled polypropylene pellets produced at the Ironton Facility. The STI awards were designed so that if performance achievement was between threshold and target, or target and maximum, the payout amounts would be determined based on straight-line interpolation.

The Compensation Committee did not establish any specific goals for the individual performance element for 2025 and instead planned to evaluate the NEOs based on their overall contributions toward the Company strategic objectives and, with respect to NEOs other than the CEO, considering recommendations from the CEO.

STI Company and Strategic Performance Review and Determination – 2025

During fiscal 2025, PureCycle made significant progress advancing our production capacity and efficacy, but short of our production and sales goals rates. PureCycle also continued to actively pursue, and made meaningful progress towards, our long-term strategic goals focused on expanding our operations globally into Europe and Asia. While we realized several key milestones, the pace of our progress continued to be incremental, resulting in lower than name-plate production volumes and did not meet the targets for either of the performance metrics established for fiscal 2025.

The formulaic results with respect to the strategic Company performance goals are illustrated in the following table.

Performance Metric	Actual Results	Formulaic Payout Percentage for each Metric	Metric Weight	Final Weighted Payout Percentage
Production Volume	22.4 million pounds	56%	50%	28%
Revenue	$8.2 million	0%	50%	0%
Total Strategic Company Performance Goals Payout %				28%

STI Individual Performance Review and Determination – 2025

As noted above, 30% of the payout with respect to the strategic Company performance goals was at risk based on a subjective review of each NEO’s individual contributions. Based on such subjective review, that portion of the payout with respect to the strategic Company performance goals could be earned from 0% to 200%. The Committee reviewed Mr. Olson’s, and the Committee along with Mr. Olson reviewed each of Messrs. Kalter’s and Vasquez’s individual contributions to PureCycle’s pursuit of the Company strategic objectives and the resulting achievements, determining each made substantive achievements toward PureCycle’s progress. Consequently, the Committee approved awarding each of Messrs. Kalter and Vasquez 100% of the portion of their 2025 STI award attributable to individual performance and the Committee recommended and the Board approved awarding Mr. Olson 100% of the portion of his 2025 STI award attributable to individual performance. In general, 2025 STI program participants must remain continuously employed by the Company until the award payment date in order to receive a payout of an award under the 2025 STI, however, the Committee determined it was appropriate for Mr. Vasquez to receive his 2025 STI payout. The following table indicates the actual STI program payment made to each NEO for fiscal 2025:

Name	2025 STI Target Award	Total Payout % (as a % of Target)	Actual STI Payout
Dustin Olson	$773,000	28%	$216,440
Jaime Vasquez	$357,000	28%	$99,960
Brad Kalter	$314,160	28%	$87,965

Long-Term Incentive Equity Awards

LTI Overview

We believe our LTI program opportunities, along with our stock ownership guidelines, align the interests of our executive officers with the interests of our shareholders. We provide our NEOs an opportunity to earn market and peer group competitive long-term incentives in the form of PSU, stock option and RSU awards. In determining the size of these long-term incentive awards for each NEO, we consider market data, the scope and complexity of the executive’s position, experience, and internal pay comparisons. For fiscal 2025, the Compensation Committee again determined that the LTI awards for our NEOs would be allocated as follows: PSUs (25%), stock options (25%), and RSUs (50%). These LTI awards were approved by the Compensation Committee (and recommended to the Board by the Compensation Committee for the CEO) at its regular meeting held in the first fiscal quarter. We believe this allocation of equity awards provides an appropriate balance between rewarding achievement of Company-specific performance measures and delivering long-term incentive value through stock performance.

PSU Awards

PSU awards are paid out in shares of our common stock following completion of a three-year performance period if certain performance goals are achieved as determined by the Compensation Committee. The Compensation Committee establishes performance measures and weighting for the entire three-year performance period, as well as thresholds and maximums. Factors the Compensation Committee considers when establishing the performance goals for the three-year period include our status as an early-revenue company, as well as near-term and long-

term strategic goals. At the end of the three-year performance period, we expect management to present a summary of performance against the performance goals and the Compensation Committee to make a final determination of actual achievement against these goals. Actual payouts can range from 0% (if the threshold performance levels are not met) to 200% of the target award (if maximum performance levels are met).

The PSUs granted in 2025 will be earned based on achievement of three weighted pre-established performance objectives related to: (i) EBITDA (weighted 40%) (ii) domestic project growth (weighted 30%), and (iii) advance growth projects (weighted 30%), and will vest on the date the attainment of such performance objectives is determined by the Compensation Committee (or, with respect to the CEO, by the Board), generally subject to the participant’s continued employment with the Company through December 31, 2027. The actual number of shares (if any) issued in settlement of the PSUs may range from 50% (if threshold performance is achieved with respect to all metrics) to 200% of target. In general, we do not disclose the specific, forward-looking goals that we established for the 2025 PSUs because (a) these goals relate to executive compensation to be earned and/or paid in future years and do not affect a fair understanding of the NEOs’ compensation for 2025 and (b) we believe that disclosure of such goals while the applicable performance period is ongoing would cause us competitive harm. However, we expect to disclose such goals in future proxy statements once the applicable performance periods have ended as part of our discussion of the amounts earned by our NEOs under these awards.

Settlement of 2023 — 2025 PSU Award

Due to adjustments to the Company’s global growth strategy, the Company did not meet the 2023-2025 LTI minimum performance threshold for domestic project growth or expansion into other additional plastics recycling. However, the Company met target performance for the advance growth projects, reaching a Final Investment Decision (“FID”) for the Antwerp, Belgium and Ryong, Thailand projects. Applicable NEO PSUs were therefore forfeited for two of the three performance metrics and returned to the pool of shares eligible for future awards under the Plan. The tables below show the applicable goals, achievements and actual results with respect to the 2023-2025 PSU awards, resulting in a 35% payout of the PSUs.

		Level of Performance
2023-2025 PSU Metric-Goals	Weighting	Threshold 50%	Target 100%	Maximum 200%
Domestic Project Growth: Advance at least 2 US line investments to completion in 2023-2025 window (“Metric 1”)	50%	One line (beyond our Ironton Facility) is advanced and completed in the period	Two lines (beyond our Ironton Facility) are advanced with at least one complete and the other within 12 months of completion at the end of the period	Four lines (beyond our Ironton Facility) are advanced with the first two lines completed and operating at the end of the period and the 3rd & 4th lines progressing (Phase 4)
Advance Growth Projects: Advance 2 growth projects outside North America to final investment decision (FID) (“Metric 2”)	35%	Only one international purification project is advanced to a FID by the end of the period	Two international purification projects are advanced to a FID by the end of the period	Three or more international purification projects are advanced to FID by the end of the period
Expansion into Additional Plastics Recycling: Develop a second polyolefin option for final review during the period (“Metric 3”)	15%	PCT develops technical solvent purification solution for another plastic category	PCT progresses project technical development to phase 1 (per IPA reference)	PCT progresses project to a commercial CAPEX cost estimate for facility (Phase 3, per IPA reference)

	Level of Achievement
2023-2025 PSU Metric-	Weighting	Actual Results	Final Weighted Payout Percentage
Domestic Project Growth: Advance at least 2 US line investments to completion in 2023-2025 window	50%	0% (no lines beyond our Ironton Facility completed within the period)	0%
Advance Growth Projects: Advance 2 growth projects outside North America FID	35%	100% (two international purification projects advanced to FID)	35%
Expansion into Additional Plastics Recycling: Develop a second polyolefin option for final review during the period	15%	0% (no technical solvent development or progression within the period)	0%

2023 - 2025 PSUs Awarded
	Target PSU Shares by Metric				Performance Achievement
	Metric	Metric	Metric	Total Target	Metric	Metric	Metric
	1	2	3	PSU	1	2	3
	50%	35%	15%	Shares	0%	35%	0%
Dustin Olson	65,789	46,052	19,737	131,578	—	46,052	—
Jaime Vasquez(1)	—	—	—	—	—	—	—
Brad Kalter	20,285	14,200	6,085	40,570	—	14,200	—

1	Mr. Vasquez joined PureCycle after the grants had been made for the covered measurement period of January 1, 2023, through December 31, 2025.

Non-qualified Stock Options

In 2025, the Compensation Committee allocated 25% of NEO long term incentive compensation in the form of a non-qualified stock option with a ten-year term, that cliff vests at the end of a three-year period. The Company believes stock options are an effective mechanism to link executive compensation to long-term company performance because their value is realized through an increase in the market value of the Company’s common stock, thereby linking that element of compensation to Company performance. In determining the grant date fair values of these option awards we use the Black-Scholes option pricing model with the following assumptions: expected annual dividend yield, expected volatility, risk-free rate of return, expected option term (in years).

Restricted Stock Unit Awards

The Compensation Committee also grants RSUs. RSU awards generally vest in four equal annual installments following the grant date, in each case generally subject to the participant’s continued employment with the Company through the applicable vesting date. We believe that the RSU awards serve as an important retention tool for our executive officers and that the long-term value of such awards aligns our executive officers’ goals with those of our shareholders.

Our NEOs received the following long-term incentive award opportunities in 2025:

		Awards
NEO	Target LTI Value ($)(1)	Options	PSUs	RSUs
Dustin Olson	$2,700,000	81,325	72,658	145,317
Jaime Vasquez	$637,500	19,201	17,155	34,311
Brad Kalter	$561,000	16,897	15,096	30,193

1

Each of Messrs. Vasquez’s and Kalter’s 2025 LTI target value is based on 125% of their base salary rates in 2025 as approved by the Compensation Committee. Mr. Olson’s target is determined annually based on peer group market data provided by FW Cook.

In addition to the regular LTI awards described above, Mr. Olson was awarded 200,000 fully vested shares on June 16, 2025, in connection with the execution of his employment agreement, the terms of which are summarized below.

2025 Goal Setting

In order to help ensure STI and LTI compensation are aligned with both Company performance and the evolution of corporate strategy, incentive goals and targets are not automatically carried forward year over year. Rather, the Compensation Committee reevaluates performance goals to help ensure goals are: (i) designed to incentivize our executives to drive our key strategic objectives over the relevant performance period; (ii) challenging and sufficiently rigorous; (iii) appropriately reflective of business and market conditions; and (iv) aligned with shareholder interests.

Other Compensation Related Matters

Employment Agreements

On June 16, 2025, the Company entered into a multi-year employment agreement with Mr. Olson (“Olson Employment Agreement”) with an initial three-year term with a provision for automatic extensions for one-year periods thereafter, unless either party provides at least 90 days written notice of non-renewal.

The Olson Employment Agreement provides that Mr. Olson is entitled to receive an annual base salary of $773,000, subject to increase as may be approved by the Board. The Olson Employment Agreement also provides that Mr. Olson will be eligible for an annual cash incentive award determined based upon achievement with respect to performance criteria established by the Compensation Committee and approved by the Board. Mr. Olson’s target annual cash incentive opportunity is 100% of his base salary, subject to potential increase by the Board. Mr. Olson is also eligible to participate in the Company’s 2021 Equity and Incentive Compensation Plan or any successor plan (“Equity Plan”), subject to the terms of the Equity Plan, as determined by the Board and as recommended by the Compensation Committee.

Pursuant to the Olson Employment Agreement Mr. Olson received a special award of 200,000 fully vested shares of common stock of the Company under the Equity Plan in 2025.

If the Company terminates Mr. Olson’s employment without “cause” or Mr. Olson terminates his employment for “good reason” other than within 12 months following a “change in control” (as these terms are defined in the

Olson Employment Agreement), or if Mr. Olson’s employment is terminated due to his death or “disability,” Mr. Olson will be entitled to the following (in addition to certain earned and accrued obligations):

•	payment of an amount equal to 150% of his base salary over a 12-month period;

•	a lump sum cash payment equal to 100% of his target bonus for the year of termination;

•

vesting of a pro-rata portion of the then-outstanding and unvested RSUs and stock options granted to Mr. Olson, with such pro-rata portion determined based on the number of days that would have elapsed in the applicable vesting period or performance period on the date that is 12 months after the date of termination (with respect to PSUs, based on actual achievement of the applicable performance goals over the full performance period as determined by the Compensation Committee); and

•

Subsidized COBRA coverage based on the cost-sharing applicable to Mr. Olson during his employment (or an economic equivalent) for up to 18 months following termination, subject to the restrictions as set forth in the Olson Employment Agreement (“COBRA Benefit”).

If the Company terminates Mr. Olson’s employment without “cause” or Mr. Olson terminates his employment for “good reason” within 12 months following a “change in control,” Mr. Olson will be entitled to the following (in addition to certain earned and accrued obligations):

•	a lump sum payment equal to 300% of his base salary;

•	a lump sum cash payment equal to 200% of his target bonus for the year of termination;

•	full vesting of his outstanding RSUs and stock options (with any applicable performance goals for PSUs that have not yet been scored deemed to be attained at the target level); and

•	the COBRA Benefit.

The severance benefits payable in connection with a termination without “cause” or a termination for “good reason” are generally subject to Mr. Olson’s execution of a customary release of claims against the Company.

Retirement Benefits

We offer a tax-qualified retirement savings plan to our employees, under which participating employees may contribute a portion of their eligible compensation into their plan accounts. Each of the NEOs was eligible to participate in the plan during fiscal 2025. The Company makes contributions under the 401(k) plan matching the employee’s own contributions dollar for dollar up to 4% of the employee’s contributions, subject to IRS limits.

Offer Letters

In connection with his commencement of employment in February 2024, we provided an offer letter to Mr. Vasquez which provided the basic terms of his employment, including an initial annual base salary of $510,000, participation in annual and long-term incentive plans and certain customary employee benefits. The offer letter also provided for reimbursement of up to a maximum of $26,000 to establish a residence in the Orlando, Florida area. The offer letter also provides that Mr. Vasquez will participate in the Severance Plan and enter into a restrictive covenant agreement. In connection with his commencement of employment in January 2021, we provided an offer letter to Mr. Kalter that addressed his initial compensation package but does not have any material ongoing terms.

Severance Plan

The Company maintains the Severance Plan, pursuant to which the NEOs other than Mr. Olson may be entitled to certain severance benefits in the event of a qualifying termination of employment, as described below under “Potential Payments Upon Termination or Change in Control.”

Tax Considerations

Code Section 162(m) imposes an annual deduction limit of $1 million on the amount of compensation paid to each covered employee, which includes certain current and former officers (including the NEOs). Compensation paid to our NEOs over this limit is generally nondeductible. The Compensation Committee structures our executive compensation program so that a sizable portion of total executive compensation is linked to the performance of our Company, even though amounts in excess of the Code Section 162(m) limit are generally not deductible.

Compensation Committee Interlocks and Insider Participation

During the 2025 fiscal year, Messrs. Bouck and Jacoby and Ms. Burnell, as well as Mr. Fieler, until his resignation in October 2025, served on the Compensation Committee and none of them served as an officer or employee of the Company or any of our subsidiaries during the 2025 fiscal year. However, Mr. Fieler served as Interim Chief Financial Officer from December 1, 2023, through February 18, 2024. During our 2025 fiscal year, no member of the Compensation Committee had a relationship that must be described under SEC rules relating to disclosure of related party transactions and no interlocking relationship existed between our Board or Compensation Committee and the board of directors or compensation committee of any other company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing CD&A with management and based on such review and discussions, recommended the Board include the “Compensation Discussion & Analysis” section in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Submitted by the Compensation Committee of the Board:

Steven Bouck (Chair)

Tanya Burnell

Allen Jacoby

COMPENSATION TABLES

2025 Summary Compensation Table

The following table provides information regarding the compensation of our NEOs for the 2025, 2024, 2023, and 2022 fiscal years, as applicable.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Options Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Dustin Olson Chief Executive Officer	2025	773,000		—	4,548,019	674,998	216,440	24,711	6,237,167
	2024	773,000		—	2,607,465	674,997	—	18,715	4,074,178
	2023	758,135		—	2,368,410	494,356	301,470	24,195	3,946,566

Jaime Vasquez Chief Financial Officer	2025	510,000		—	538,334	159,368	99,960	10,478	1,318,141
	2024	431,538	(5)	—	615,648	159,373	—	28,885	1,235,444

Brad Kalter General Counsel, Chief Compliance Officer & Corporate Secretary	2025	448,800		—	473,723	140,245	87,964	16,633	1,167,365
	2024	417,258		—	816,966	127,496	—	16,563	1,378,283
	2023	398,154		—	730,260	152,424	110,839	22,224	1,413,902

1

Amounts in this column reflect the aggregate grant date fair values of performance-based restricted stock unit (“PSU”), and service-based restricted stock unit (“RSU”) awards granted by the Company to the NEOs in 2025, in each case calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. For performance-based awards, grant date fair values reflect the value at the grant date based on the probable outcome of the applicable performance conditions. Assuming maximum achievement with respect to the applicable performance conditions, the grant date fair values of the 2025 long-term incentive program PSU awards granted on February 20, 2025, would be as follows: for Mr. Olson, $1,537,443; for Mr. Vasquez, $363,600; and for Mr. Kalter, $319,431. For more information regarding the PSU and RSU awards disclosed in this column, see “Long-Term Incentive Equity Awards” above. For Mr. Olson, the amount in this column represents his RSU award granted on February 20, 2025, as well as 200,000 shares of stock granted to Mr. Olson on June 16, 2025, in conjunction with his employment agreement, as described above.

2

Amounts in this column reflect the grant date fair value of the option awards granted by the Company to the NEOs in 2025, calculated in accordance with FASB ASC Topic 718. For information regarding the assumptions used in calculating the value of these awards, see Note 15 (Equity-Based Compensation) to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2025. See the “2025 Grants of Plan-Based Awards” table for more information on these grants.

3	Reflects the 2025 STI program payouts.
4

The amounts reported for all NEOs in All Other Compensation column include (a) executive physicals for Messrs. Olson and Kalter, and generally, Company contributions under our 401(k) retirement plan, Company phone reimbursement, and group term life insurance, as reported below:

NEO	Group Term Life	401(k) Company Match	Executive Physical	Phone Stipend	Total
Dustin Olson	$332	$13,800	$10,159	$420	$24,711
Jaime Vasquez	$1,462	$8,596	—	$420	$10,478
Brad Kalter	$953	$13,800	$1,460	$420	$16,633

5	Mr. Vasquez’s base salary for both 2024 and 2025 was $510,000. He received $481,538 in 2024 because his base salary was pro-rated based on his February 2024 start date.

2025 Grants of Plan-Based Awards

The following table presents additional information regarding plan-based awards granted to our NEOs in fiscal 2025.

Name	Grant Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dustin Olson	—	193,250	773,000	1,546,000	—	—	—	—	—	—	—
	2/20/2025	—	—	—	36,329	72,658	145,316	—	—	—	$760,003
	2/20/2025	—	—	—	—	—	—	145,317	—	—	$1,520,016
	2/20/2025	—	—	—	—	—	—	—	81,325	$10.58	$674,998
	6/16/2025	—	—	—	—	—	—	200,000	—	—	$2,268,000
	—	89,250	357,000	714,000	—	—	—	—	—	—	—
Jaime Vasquez	2/20/2025	—	—	—	8,577	17,155	34,310	—	—	—	$179,441
	2/20/2025	—	—	—	—	—	—	34,311	—	—	$358,893
	2/20/2025	—	—	—	—	—	—		19,201	$10.58	$159,368
	—	78,540	314,160	628,320	—	—	—	—	—	—	—
Brad Kalter	2/20/2025	—	—	—	7,548	15,096	30,192	—	—	—	$157,904
	2/20/2025	—	—	—	—	—	—	30,193	—	—	$315,819
	2/20/2025	—	—	—	—	—	—	—	16,897	$10.58	$140,245

1

The Compensation Committee approved the 2025 LTI awards to each of the NEOs on February 20, 2025. Additionally and in connection with his June 16, 2025, employment agreement, the Board awarded Mr. Olson 200,000 fully vested shares. The LTI awards are generally subject to continued employment through the applicable performance or vesting period.

2	Represents payout opportunities for the NEOs under the 2025 STI program.
3

Represents the potential payout for the PSUs granted on February 20, 2025. For the PSUs, threshold payout is 50% of target and maximum payout is 200% of target, and actual payout is based on three-year performance metrics.

4

Represents the RSU awards for 2025. RSUs are time-based and do not have a performance requirement for vesting. Such time-based awards generally vest 25% per year over four years on each of the four anniversaries of the date of grant.

5	Represents the number of stock options awarded on the grant date, and which generally cliff vest at the end of a three-year period on February 20, 2028.
6

Represents the grant date fair value, calculated in accordance with FASB ASC Topic 718, based on the closing price of our stock on the date of grant for RSUs and PSUs, and a Black-Scholes value for stock options. The values reported in this column for the PSUs were calculated at target.

Outstanding Equity Awards at 2025 Fiscal Year End

The following table summarizes information about all outstanding unvested equity awards held by our NEOs as of December 31, 2025.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(1)

Dustin Olson	3/2/2022						14,706	(2)	$126,325
	5/20/2022						5,442	(3)	$46,747
	8/5/2022						28,333	(4)	$243,380
	3/22/2023	0	169,300	(5a)	5.72	3/22/2033
	3/22/2023						46,052	(5b)	$395,587
	3/22/2023						131,579	(5c)	$1,130,264
	2/21/2024	0	148,351	(6a)	5.73	2/21/2034
	2/21/2024									75,843(6b)		$651,941
	2/21/2024						227,528	(6c)	$1,954,466
	2/20/2025	0	81,325	(8a)	10.58	2/20/2035
	2/20/2025									72,658(8b)		$624,132

	2/20/2025						145,317	(8c)	$1,248,273

Jaime Vasquez	2/21/2024									17,907(6b)		$153,821
	2/21/2024	0	35,027	(6a)	5.73	2/21/2034
	2/21/2024						53,722	(6c)	$461,472

	2/20/2025									17,155(8b)		$147,361

	2/20/2025	0	19,201	(8a)		2/20/2035

	2/20/2025						34,311	(8c)	$294,731

Brad Kalter	3/2/2022						10,505	(2)	$90,238
	3/22/2023	0	52,200	(5a)	5.72	3/22/2033
	3/22/2023						14,200	(5b)	$121,978
	3/22/2023						40,507	(5c)	$348,496
	2/21/2024	0	28,021	(6a)	5.73	2/21/2034
	2/21/2024									14,326	(6b)	$123,060
	2/21/2024						42,978	(6c)	$369,181
	9/23/2024						26,250	(7)	$225,488
	2/20/2025	0	16,897	(8a)	10.58	2/20/2035
	2/20/2025						30,193	(8c)	$259,358
	2/20/2025									15,096(8b)		$129,675

1	Based on the closing stock price of $8.59 on December 31, 2025.
2

RSUs awarded on March 2, 2022, vest at the rate of 25% per year, subject to satisfaction of vesting criteria for the applicable year, with vesting dates of March 2, 2023, March 2, 2024, March 2, 2025, and March 2, 2026. LTI awards are generally subject to continued employment through the applicable vesting date.

3

RSUs awarded on May 20, 2022, vest at the rate of 25% per year, subject to satisfaction of vesting criteria for the applicable year, with vesting dates of May 20, 2023, May 20, 2024, May 20, 2025, and May 20, 2026. LTI awards are generally subject to continued employment through the applicable vesting date.

4

RSUs awarded on August 5, 2022, vest at the rate of 25% per year, subject to satisfaction of vesting criteria for the applicable year, with vesting dates of August 5, 2023, August 5, 2024, August 5, 2025, and August 5, 2026. LTI awards are generally subject to continued employment through the applicable vesting date.

5a	Non-qualified options awarded on March 22, 2023, cliff vest on March 22, 2026, and expire in 2033.
5b

Number of shares earned based on achievement of applicable performance goals with respect to PSUs awarded on March 22, 2023, which shares generally vest, subject to continued employment, at the end of the three-year vesting period.

5c

RSUs awarded on March 22, 2023, vest at the rate of 25% per year, subject to satisfaction of vesting criteria for the applicable year, with vesting dates of March 22, 2024, March 22, 2025, March 22, 2026, and March 22, 2027. LTI awards are generally subject to continued employment through the applicable vesting date.

6a	Non-qualified options awarded on February 21, 2024, cliff vest on February 21, 2027, and expire in 2034.
6b

PSUs awarded on February 21, 2024, become eligible to vest upon Compensation Committee certification of achievement of performance metrics for the three-year performance period ending on December 31, 2026. LTI awards are generally subject to continued employment through the applicable vesting period.

6c

RSUs awarded on February 21, 2024, vest at the rate of 25% per year, subject to satisfaction of vesting criteria for the applicable year, with vesting dates of February 21, 2025, February 21, 2026, February 21, 2027, and February 21, 2028. LTI awards are generally subject to continued employment through the applicable vesting date.

7

RSUs awarded on September 23, 2024, vest at the rate of 25% per year, subject to satisfaction of vesting criteria for the applicable year, with vesting dates of September 23, 2025, September 23, 2026, September 23, 2027, and September 23, 2028. LTI awards are generally subject to continued employment through the applicable vesting date.

8a	Non-qualified options awarded on February 20, 2025, generally cliff vest on February 20, 2028, and expire in 2035.
8b

PSUs awarded on February 20, 2025, become eligible to vest upon Compensation Committee certification of achievement of performance metrics for the three-year performance period ending on December 31, 2027. LTI awards are generally subject to continued employment through the applicable vesting period.

8c

RSUs awarded on February 20, 2025, generally vest at the rate of 25% per year, subject to satisfaction of vesting criteria for the applicable year, with vesting dates of February 20, 2026, February 20, 2027, February 20, 2028, and February 20, 2029. LTI awards are generally subject to continued employment through the applicable vesting date.

2025 Option Exercises and Stock Vested
The following table provides details regarding the equity awards held by our NEOs that vested during 2025.

Name	Option Awards (1)		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Dustin Olson	—	$ —	435,264	$4,862,399

Jaime Vasquez	—	$ —	17,907	$176,026

Brad Kalter	—	$ —	72,618	$801,304

1	No option awards were exercised.
Equity Granting Policy and Timing
The Board and Compensation Committee generally grant equity awards to our NEOs at the first Compensation Committee meeting of the fiscal year. The Committee does not have a practice or policy of granting equity awards in anticipation of the release of material nonpublic information and, in any event, does not time the release of material non-public
information in coordination with grants of equity awards for the purpose of affecting the value of executive compensation. Accordingly, as a practice, our management team makes a good faith effort to advise the Board and Compensation Committee whenever it is aware that material nonpublic information is planned to be released to the public in close proximity to the grant of equity awards.

Name	Grant Date	Number of securities underlying the award	Exercise price of the award ($/Sh)	Grant date fair value of the award
Percentage change in the closing market
price of the securities underlying the
award between the trading day ending
immediately prior to the disclosure of
material nonpublic information and the
trading day beginning immediately
following the disclosure of material
nonpublic information

Dustin Olson	2/20/2025	81,325	$10.58	$674,998	-3.9%

Jaime Vasquez	2/20/2025	19,201	$10.58	$159,368	-3.9%

Brad Kalter	2/20/2025	16,897	$10.58	$140,245	-3.9%
Potential Payments Upon Termination or Change in Control
Severance and Change in Control Compensation
Employment Agreement
During fiscal 2025, the Company entered into an employment agreement with Dustin Olson that provides for severance protection, as further described in “Other Compensation-Related Matters – Employment Agreements” above.
Severance Plan
In May 2021, the Company adopted the Severance Plan, which covers certain officers of the Company, including Mr. Kalter and, as of December 31, 2025, Mr. Vasquez. Mr. Olson was previously eligible to participate, but his June 2025 employment agreement now governs his severance protections. Under the Severance Plan, if an eligible NEO’s employment is terminated by the Company without “cause” or by such NEO for “good reason” (as such terms are defined in the Severance Plan) other than within 12 months following a “change in control” (as defined in the Severance Plan), the Company will pay the NEO severance payments in installments equal in the aggregate to one year of base salary and will reimburse the NEO for COBRA continuation coverage premiums for up to 12 months to the extent they exceed the premiums paid by the NEO for such coverage immediately prior to the date of termination (the “COBRA Reimbursement”).

If a NEO’s employment is terminated by the Company without cause or by the NEO for good reason within 12 months following a change in control, the Company will pay the NEO a lump sum cash severance amount equal to the sum of (a) 1.5 times the NEO’s annual base salary rate (determined in accordance with the Severance Plan) plus (b) 1.5 times the NEO’s short-term annual cash incentive target for the year in which the termination of employment occurs. In such case, the Company will also provide the COBRA Reimbursement and any outplacement services or outplacement reimbursement to which the NEO would have been entitled in connection with the NEO’s termination of employment under any plan, program, or arrangement of the Company immediately prior to the change in control. Further, any equity awards held by the NEO would vest in full upon such termination of employment, with performance-based awards vesting at target.
If an eligible NEO is entitled to cash severance under both his employment agreement and the Severance Plan upon his termination of employment, he will receive only the cash severance payments under the applicable arrangement that will provide him with the greatest cash severance value and will not be entitled to cash severance under the other arrangement. Participation in the Severance Plan is generally contingent upon the NEO signing an agreement providing for customary post-employment non-competition, employee
and customer
non-solicitation,
and confidentiality provisions. Except as otherwise determined by the Compensation Committee, participation in the Severance Plan is also contingent upon employment by the Company for a period of at least six continuous months prior to participation in the Severance Plan. Payment of the severance amounts under the Severance Plan is generally subject to the NEO’s execution of a customary release of claims in favor of the Company.
The Board (or an authorized committee of the Board) may amend or terminate the Severance Plan, provided that written notice of any amendment or termination must be provided to participants not less than 60 days prior to the effective date of such amendment or termination. The Severance Plan will automatically terminate on the second anniversary following the first change in control to occur under the Severance Plan. However, no amendment reducing the severance benefits provided under the Severance Plan or terminating the Severance Plan may be effective prior to the 12-month anniversary
of the effective date of the Severance Plan, and the Board will not amend or terminate the Severance Plan at any time after (1) the occurrence of a change in control or (2) the date we enter into a definitive agreement which, if consummated, would result in a change in control, unless the potential change in control is abandoned (as publicly announced by the Company), in either case until twenty-four (24) months after the occurrence of a change in control. Further, no such amendment or termination will operate to reduce severance benefits payable with respect to a separation from service that occurs prior to the effective date of such amendment or termination.
Equity Compensation
In general, RSUs and PSUs granted under our long-term incentive program are eligible to vest as follows in the event of certain termination and change in control scenarios.
RSUs
If a NEO’s employment is terminated by the Company without “cause” or by the NEO for “good reason” (as each such term is defined in the applicable award agreement), then any unvested RSUs will vest on a pro-rata basis
based on the NEO’s period of service from the grant date until the date of the termination of employment. If an NEO’s employment is terminated due to death or disability, the RSUs will vest in full.
If a NEO remains employed through the date of a “change in control” (as defined for purposes of the applicable equity awards) and a replacement award is not provided, the RSUs will vest in full. If a replacement award is provided and, at any point within twelve months following a “change in control,” the employment of an NEO is terminated by the Company (or its successor) without “cause” or by the NEO for “good reason,” unvested RSUs held by the NEO will vest in full.

PSUs
If a NEO’s employment is terminated by the Company without “cause” or by the NEO for “good reason,” prior to end of the applicable performance period, a pro-rata portion
of the PSUs shall remain outstanding and eligible to vest based on actual performance achievement for the full performance period, with such pro-rata portion
determined based on the NEO’s period of service during the performance period. If an NEO’s employment is terminated due to death or disability, a pro-rata portion
of the PSUs will immediately vest (with any applicable performance goals that have not yet been scored deemed to have been attained at the target level), with such pro-rata portion
determined based on the NEO’s period of service during the performance period.
If a NEO remains employed through the date of a “change in control” (as defined for purposes of the applicable equity awards) and a replacement award is not provided, the PSUs will vest in full (with any applicable performance goals that have not yet been scored deemed to have been attained at the target level). If a replacement award is provided and, within twelve months following a “change in control,” the employment of a NEO is terminated by the Company (or its successor) without “cause” or by the NEO for “good reason,” all PSUs will immediately vest (with any applicable performance goals that have not yet been scored deemed to have been attained at the target level).
Non-qualified options
If a NEO’s employment is terminated by the Company without “cause” or by the NEO for “good reason” prior to the end of the vesting period, a pro-rata portion
of the option will vest, with
such pro-rata portion
determined based on the NEO’s period of service from the grant date until the date of termination of employment. If a NEO’s employment is terminated due to death or disability, the unvested portion of the option will vest in full upon termination.
If a NEO remains employed through the date of a “change in control” (as defined for purposes of the applicable equity awards) and a replacement award is not provided, the option will vest in full. If a replacement award is provided and, at any point within 12 months following a “change in control,” the employment of a NEO is terminated by the Company (or its successor) without “cause” or by the NEO for “good reason,” the replacement award will vest in full.
The tables below show the payments and benefits potentially payable to each of our NEOs upon the NEO’s death or disability, termination of employment without cause or for good reason (other than in connection with a change in control), or termination without cause or for good reason in connection with a change in control, in each case based on an assumed termination date of December 31, 2025, as described and quantified in the narrative above). The employment of the NEOs in the tables below did not actually terminate on December 31, 2025. The actual amounts to be paid to such NEOs in connection with their termination of employment can only be determined at the time of such termination and will depend on the circumstances of such termination. No amounts are reported in the tables below in the event of a “change in control” without a termination, as we have assumed that replacement awards would be provided in connection with such a transaction and therefore no equity awards would vest upon such “change in control.”

Dustin Olson	Voluntary Resignation or Involuntary Termination for Cause	Death or Disability		Termination by the Company without Cause or by NEO for Good Reason (other than within 12 months after CIC)		Termination by the Company without Cause or by the NEO for Good Reason (within 12 months after CIC)

Salary	NA	$1,159,500	(1a)	$1,159,500	(1a)	$2,319,000	(2a)

STI	NA	$773,000	(3a)	$773,000	(3a)	$1,546,000	(4a)

PSU	NA	$445,062	(5)	$574,752	(6)	$1,927,106	(7)

RSU	NA	$4,749,454	(8)	$3,212,197	(9)	$4,749,454	(10)

Options	NA	$910,175	(11)	$860,006	(12)	$910,175	(11)

Benefits	NA	$49,417	(13a)	$36,989	(14a)	$49,417	(13a)

Total	NA	$8,086,607		$6,616,445		$11,501,152

Jaime Vasquez	Voluntary Resignation or Involuntary Termination for Cause	Death or Disability		Termination by the Company without Cause or by NEO for Good Reason (other than within 12 months after CIC)		Termination by the Company without Cause or by the NEO for Good Reason (within 12 months after CIC)

Salary	NA	$—		$510,000	(1b)	$765,000	(2b)

STI	NA	$99,960	(3b)	$—		$535,500	(4b)

PSU	NA	$72,393	(5)	$72,393	(6)	$455,004	(7)

RSU	NA	$756,203	(8)	$195,919	(9)	$756,203	(10)

Options	NA	$100,177	(11)	$62,062	(12)	$100,177	(11)

Benefits	NA	$—		$17,527	(14b)	$23,277	(13b)

Total	NA	$1,028,734		$857,464		$2,635,162

Brad Kalter	Voluntary Resignation or Involuntary Termination for Cause	Death or Disability		Termination by the Company without Cause or by NEO for Good Reason (other than within 12 months after CIC)		Termination by the Company without Cause or by the NEO for Good Reason (within 12 months after CIC)

Salary	NA	$—		$448,800	(1b)	$673,200	(2b)

STI	NA	$87,965	(3b)	$—		$471,240	(4b)

PSU	NA	$104,922	(5)	$62,230	(6)	$375,787	(7)

RSU	NA	$1,292,761	(8)	$392,670	(9)	$1,292,761	(10)

Options	NA	$229,954	(11)	$188,391	(12)	$229,954	(11)

Benefits	NA	$—		$17,527	(14b)	$23,277	(13b)

Total	NA	$1,715,601		$1,109,617		$3,066,219

1	(a) 1.5 times current base salary; (b) 1 times current base salary.
2	(a) 3 times current base salary; (b) 1.5 times current base salary.
3
(a) Reflects target STI for the fiscal year in which the date of termination occurs; (b) Reflects lump sum cash payment (payable only in the event of death, not disability) equal to annual STI that would have been earned for the calendar year of termination based on actual performance achievement for the full performance year, pro-rated
based on the executive’s period of service during such year.

4	(a) 200% of target bonus for the year of termination; (b) 1.5 times the NEO’s short-term annual cash incentive target for the year in which the termination of employment occurs.
5	Represents the accelerated vesting of all unvested PSUs (at target performance level) pro-rated based on period of service from performance period start date to termination date.
6
Represents the unvested PSUs (at assumed target performance level). Unvested PSUs remain outstanding and are eligible to vest based on actual performance achievement for the full performance period to be pro-rated based on period of service during the performance period.

7	Represents the accelerated vesting of all unvested PSUs (at target performance level) based on the closing price of the common stock on 12/31/25.
8	Represents the accelerated vesting of all unvested RSUs.
9	Represents the accelerated vesting of all unvested RSUs pro-rated from grant date to termination date.
10	Represents the accelerated vesting of all unvested RSUs based on closing price of the common stock on 12/31/25.
11	Represents the accelerated vesting of all unvested Options.
12	Represents the accelerated vesting of all unvested Options pro-rated from grant date to termination date.
13	(a) The estimated total cost of COBRA Reimbursements for 18 months; (b) The estimated total cost of COBRA Reimbursements for 12 months.
14	(a) The estimated Company cost of COBRA Reimbursements for 18 months; (b) The estimated Company cost of COBRA Reimbursements for 12 months.
The estimated amounts set forth in the table above for Mr. Vasquez are hypothetical amounts he would have received in connection with the scenarios set forth above on December 31, 2025. Mr. Vasquez did actually retire following the end of the 2025 fiscal year, however, and in exchange for agreeing to the Company’s standard release agreement, Mr. Vasquez was provided vesting of a pro-rata portion of previously granted RSUs through February 21, 2026 (valued at $160,984 as of such vesting date), payout on the 2025 STI consistent with corporate performance against pre-established goals ($99,960), and reimbursement for the Company’s portion of the costs of Mr. Vasquez’s COBRA payments for up to eighteen (18) months (an estimated value of $26,291) or for such shorter period if Mr. Vasquez declines COBRA benefits at any point.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information as of December 31, 2025, regarding the Company’s compensation plans under which the Company’s equity securities are authorized for issuance.
Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1) (a)	Weighted-average exercise price of outstanding options, warrants and rights (2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (3) (c)
Equity compensation plans approved by security holders	5,476,956	$15.94	18,312,642
Equity compensation plans not approved by security holders	—	—	—

TOTAL	5,476,956	$15.94	18,312,642

1
Reflects options and rights outstanding under the PureCycle Technologies, Inc. 2021 Equity and Incentive Compensation Plan (the “2021 Plan”). Performance-based restricted stock unit awards are reflected in this column assuming maximum performance with respect to the applicable performance goals, which may overstate potential dilution with respect to such awards.

2	The weighted-average exercise price relates to outstanding stock options only. The Company’s restricted stock unit awards have no exercise price.
3
As of December 31, 2025, consists of the shares available for future issuance under the 2021 Plan. In general, the aggregate share limit under the 2021 Plan will be automatically increased on the first day of each fiscal year, until 2031, by an amount equal to the lesser of (a) 3% of the shares of the Company’s common stock outstanding on the last day of the immediately preceding fiscal year and (b) such smaller number of shares as determined by the Board.

CEO Pay Ratio
The “CEO Pay Ratio” is a comparison of the CEO’s annual total compensation to the annual total compensation of our median employee (referred to herein as the “Median Employee”). CEO compensation for purposes of this disclosure represents the total compensation reported for Mr. Olson in the 2025 Summary Compensation Table above. The total annual compensation for each of Mr. Olson and our Median Employee, as well as the ratio, is set forth below:

•	Mr. Olson’s annual total compensation for 2025 was $6,237,167.

•	PureCycle’s Median Employee annual total compensation was $133,283.

•	The ratio of CEO annual total compensation to Median Employee annual total compensation for 2025 was approximately 47 to 1.
As of December 31, 2025, we had 174 employees, including 170 in the United States and four outside the United States. To identify the median employee, we conducted an analysis of our total employee population (excluding our employees in the Netherlands (2), in Japan (1) and Switzerland (1)) that were active employees as of December 31, 2025 (other than the CEO), without the use of statistical sampling. Consequently, for the purposes of the pay ratio calculation we included 170 employees. We determined our median employee using “total compensation” paid during the full year 2025. Total compensation consisted of gross wages to include base wages, overtime, shift differential, incentives, paid time off, and perquisites, as applicable. We did not annualize gross wages for employees who were not employed for the full year in 2025.
This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of
Regulation S-K of
the SEC using the data and methodology summarized above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the median employee compensation amount and CEO pay ratio reported by other companies may not be comparable to the amount and ratio reported above.

Pay versus Performance
The table below discloses the total compensation for our NEOs for the past five fiscal years as disclosed in the Summary Compensation Table, the “compensation actually paid” to our principal executive officer (our “PEO”) and, on an average basis, our other NEOs (in each case, as determined under SEC rules) (collectively, the “PVP NEOs”), our total shareholder return (“TSR”), the TSR of the S&P Small Cap 600 Materials Index over the same period, our net income, and our company-selected financial performance measure, EBITDA.

PAY VERSUS PERFORMANCE TABLE
Year(a)	Summary Compensation Table Total for PEO 1 (b)(1)	Compensation Actually Paid to PEO 1 (c)(1)(2)		Summary Compensation Table Total for PEO 2 (b)(1)	Compensation Actually Paid for PEO 2 (c)(1)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (d)(1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (e)(1)(2)		Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (in thousands) (h)	Company- Selected Measure: EBITDA (in thousands) (i)(4)
									Total Shareholder Return(f)(3)	Peer Group Total Shareholder Return(g)(3)

2025	$6,237,167	$5,546,033		—	—	$1,242,753	$1,185,614		$29.72	$134.12	($182,565)	($93,889)

2024	$4,074,178	$14,860,919	(5)	—	—	$1,005,566	$2,594,132	(5)	$35.47	$117.10	($289,136)	($206,239)

2023	$3,946,566	$3,084,231		—	—	$1,216,476	$210,388		$14.01	$115.92	($101,715)	($64,625)

2022	$4,323,045	$1,911,537		$4,266,831	($4,574,715)	$1,313,331	$245,344		$23.39	$96.62	($84,746)	($83,744)

2021	—	—		$9,352,652	$7,655,192	$14,889,283	$7,444,210		$33.11	$102.88	($77,502)	($68,569)

1
Dustin Olson (“PEO 1”) has served as our principal executive officer since August 5, 2022. Michael Otworth (“PEO 2” and, together with PEO 1, the “PEOs”) served as our principal executive officer from January 1, 2022, through August 4, 2022, and for all of 2021. For 2025, our non-PEO
NEOs were Jaime Vasquez and Brad Kalter. For 2024, our
non-PEO
NEOs were Jaime Vasquez, Jeffrey Fieler, and Brad Kalter. For 2023, our
non-PEO
NEOs were Lawrence Somma, Jeffrey Fieler and Brad Kalter. For 2022, our
non-PEO
NEOs were Lawrence Somma, Brad Kalter and David Brenner. For 2021, our
non-PEO
NEOs were Lawrence Somma, Michael Dee and Dustin Olson. In this disclosure, we refer to each of 2025, 2024, 2023, 2022 and 2021 as a “Covered Year.”

2
For each of 2025, 2024, 2023, 2022 and 2021, the values included in this column for the CAP to our PEOs and the average CAP to our non-PEO
NEOs reflect certain adjustments to the values included in column (b) and column (d), respectively. For 2025, those adjustments are as follows:

PEO 1 (Dustin Olson)	2025 ($)

Summary Compensation Table Total for PEO (column (b))	$6,237,167

- aggregate change in actuarial present value of pension benefits	($0)

+ service cost of pension benefits	$0

+ prior service cost of pension benefits	$0

- SCT “Stock Awards” column value	($4,548,019)

- SCT “Option Awards” column value	($674,998)

+year-end fair value of equity awards granted in the Covered Year that are outstanding and unvested as of the Covered Year-end	$2,609,816

+/- change in fair value (from prior year-end to Covered Year-end) of equity awards granted in prior years that are outstanding and unvested as of the Covered Year-end	($454,954)

+ vesting date fair value of equity awards granted and vested in the Covered Year	$2,268,000

+/- change in fair value (from prior year-end to vesting date) of equity awards granted in prior years that vested in the Covered Year	$109,021

- fair value as of prior year end of equity awards granted in prior years that failed to vest in the Covered Year	$0

+ dollar value of dividends/earnings paid on equity awards in the Covered Year	$0

+ excess fair value for equity award modifications	$0

Compensation Actually Paid to PEO 1 (column (c))	$5,546,033

AVERAGE FOR NON-PEO NEOS	2025 ($)

Average SCT Total for Non-PEO NEOs (column (d))	$1,242,753

- aggregate change in actuarial present value of pension benefits	$0

+ service cost of pension benefits	$0

+ prior service cost of pension benefits	$0

- SCT “Stock Awards” column value	($506,029)

- SCT “Option Awards” column value	($149,807)

+year-end fair value of equity awards granted in the Covered Year that are outstanding and unvested as of the Covered Year-end	$579,221

+/- change in fair value (from prior year-end to Covered Year-end) of equity awards granted in prior years that are outstanding and unvested as of the Covered Year-end	($5,249)

+ vesting date fair value of equity awards granted and vested in the Covered Year	$0

+/- change in fair value (from prior year-end to vesting date) of equity awards granted in prior years that vested in the Covered Year	$24,724

- fair value as of prior year end of equity awards granted in prior years that failed to vest in the Covered Year	$0

+ dollar value of dividends/earnings paid on equity awards in the Covered Year	$0

+ excess fair value for equity award modifications	$0

Average Compensation Actually Paid to Non-PEO NEOs (column (e))	$1,185,614
3
For each of 2025, 2024, 2023, 2022 and 2021, TSR for the Company and the peer group was calculated as the yearly percentage change in cumulative total shareholder return applied to a deemed fixed investment of $100 at market close on March 17, 2021, the day immediately prior to the first date on which the Company’s securities were registered under Section 12 of the Exchange Act. The yearly percentage change in cumulative TSR was measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for the period from March 17, 2021, through and including the last day of the Covered Year (the “Measurement Period”), assuming dividend reinvestment, plus (ii) the difference between stock price per share at the end and the beginning of the Measurement Period, divided by (b) stock price per share at the beginning of the Measurement Period. For purposes of this PVP disclosure, our peer group is the S&P Small Cap 600 Materials index, which we use for purposes of the performance graph in our annual report (the “Peer Group”). Because fiscal years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time. The Peer Group TSR for 2024 was updated from last year’s disclosure to correct an error.

4	EBITDA means earnings before income, taxes, depreciation and amortization for the consolidated Company.
5
Due to an administrative error last year, the compensation actually paid to the PEO in 2024 is restated from $17,555,705 to $14,860,919 to reflect the correction of the change in fair value (from prior year-end to covered year-end) of equity awards granted in prior years that were outstanding and unvested as of 2024 year-end. The recalculated amount of such change in fair value is $9,675,299 (reduced from $11,951,457 reported in last year’s proxy statement). Also due to such administrative error, the average compensation actually paid to the non-PEO NEOs in 2024 is restated from $2,827,411 to $2,594,132 to reflect: (a) the correction of the change in fair value (from prior year-end to covered year-end) of equity awards granted in prior years that were outstanding and unvested as of 2024 year-end - the recalculated amount of such change in fair value is $1,316,307 (reduced from $1,506,869 reported in last year’s proxy statement) and (b) the correction of the fair value as of prior year end of equity awards granted in prior years that failed to vest in 2024 (which fair value was subtracted from the Summary Compensation Table total as part of the calculation of compensation actually paid) - the recalculated amount of such fair value is $56,723 (changed from $14,006 reported in last year’s proxy statement). Other than the amounts described in this footnote, none of the additions or subtractions to the Summary Compensation Table amounts for 2024 disclosed in last year’s proxy statement were changed.

Pay Versus Performance Relationship Descriptions
The following graphical comparisons provide descriptions of the relationships between certain figures included in the Pay Versus Performance table for each of 2025, 2024, 2023, 2022 and 2021, including: (a) a comparison between our cumulative total shareholder return and the total shareholder return of the Peer Group; and (b) comparisons between (i) the compensation actually paid to the PEO and the average compensation actually paid to our non-PEO NEOs
and (ii) each of the performance measures set forth in columns (f), (h) and (i) of the Pay Versus Performance table.

Tabular List
The following table lists the financial and
non-financial
performance measures that we believe are the most important measures we used to link compensation actually paid to our NEOs for fiscal 2025 to Company performance.

EBITDA
Revenue
Operational Production

OTHER MATTERS

Stock Ownership of Major Shareholders, Executive Officers and Directors

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of March 17, 2026, (except as otherwise set forth below) by:

•	each person known to us to be the beneficial owner of more than 5% of our common stock;

•	each of our NEOs, director nominees and directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Fractional shares have been rounded to the nearest whole share.

The beneficial ownership of our common stock is based on 180,725,284 shares of our common stock issued and outstanding as of March 17, 2026. The 180,725,284 shares of our common stock outstanding exclude 2,000,000 shares of our Common Stock, which may be issued to the previous unitholders of PCT LLC upon the Ironton Facility becoming operational as certified by Leidos Engineering, LLC, an independent engineering firm.

Stock Ownership of NEOs, Directors, and Director Nominees

The following table is based upon SEC filings and/or information supplied by the reporting persons. To our knowledge, no shares of our Common Stock beneficially owned by any executive officer or director have been pledged as security.

Unless otherwise indicated by footnote: (i) the Company believes that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them and (ii) the address of each person is c/o PureCycle Technologies, Inc., to North Orange Avenue, Suite 106, Orlando, FL 32801.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares

Brad Kalter(1)	229,676	*

Dustin Olson(2)	1,012,284	*

Jaime Vasquez(3)	28,329	*

Steven Bouck(4)	85,166	*

Tanya Burnell (4)	89,800	*

Daniel Coombs(4)	140,221	*

Daniel Gibson(4) (5)	35,061,256	17.8%

Allen Jacoby(4)	79,466	*

Dr. Siri Jirapongphan(6)	26,750	*

Valerie Mars(7)	4,698	*

Fernando Musa(4)	143,882	*

All Directors and Executive Officers as a Group (12 persons)	36,939,399	18.8%

*	Less than 1% of the outstanding shares of Common Stock.

1

Includes 120,000 shares of Common Stock that are held by the Brad S. Kalter and Julie F. Kalter Revocable Trust, of which Mr. Kalter is a trustee and Mr. Kalter and members of his immediate family are the sole beneficiaries. Mr. Kalter remains the beneficial owner of the securities held by the trust, in joint tenancy with the reporting person’s spouse . Includes shares of Common Stock issuable upon the vesting of 20,285 restricted stock units (“RSUs”), which are subject to vest within 60 days of the date of this table. Includes 52,200 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of the date of this table.

2

Includes 65,789 shares of Common Stock issuable upon the vesting of 65,789 RSUs, which are subject to vest within 60 days of the date of this table. Includes 169,300 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of the date of this table.

3	Mr. Vasquez is included in this table as a named executive officer of the Company. Mr. Vasquez retired from the Company, effective as of March 1, 2026.
4	Includes shares of Common Stock issuable upon the vesting of 19,349 RSUs, which are subject to vest within 60 days of the date of this table.
5

Daniel Patrick Gibson has sole voting and dispositive power over 857,200 shares of Common Stock. Mr. Gibson owns 100% of the Class A shares of Sylebra Capital and 100% of the membership interests of Sylebra Capital LLC (“Sylebra US”) and is a founder and Chief Investment Officer of Sylebra Capital. Sylebra Capital is the investment manager and parent of Sylebra Capital Limited (“Sylebra HK”). Sylebra HK and Sylebra US are the investment sub-advisers to Sylebra Capital Partners Master Fund, Ltd. , Sylebra Capital Parc Master Fund, Sylebra Capital Menlo Master Fund, and other advisory clients (collectively, the “Affiliated Investment Entities”). Sylebra Capital, Sylebra US and Sylebra HK, together with Mr. Gibson, have shared voting and dispositive power over 34,184,707 shares of Common Stock, which includes the following shares the entities have the right to acquire within 60 days of the date of this table: 2,960,200 Common Stock equivalents associated with their holdings of the Company’s Series B Perpetual Convertible Preferred Stock, 10,250,013 Common Stock equivalents associated with their holdings of the Company’s Series A Warrants, and 2,500,000 Common Stock equivalents associated with their holdings of the Company’s Series C Warrants.

6

Includes shares of Common Stock issuable upon the vesting of 4,549 RSUs, which are subject to vest within 60 days of the date of this table. Includes 22,201 shares of the Common Stock available upon the exercise of 300 shares of the Company’s Series B Convertible Perpetual Preferred Stock.

7	Includes shares of Common Stock issuable upon the vesting of 4,698 RSUs, which are subject to vest within 60 days of the date of this table.

Stock Ownership by Certain Beneficial Owners

The following entities were the only persons known to PureCycle to be the beneficial owners of more than 5% of PureCycle common stock, based on public filings made with the SEC (as described below):

Name of and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares

Entities affiliated with Sylebra US(1)	34,184,707	17.4%

Entities affiliated with Samlyn(2)	13,779,610	7.3%

The Vanguard Group(3)	12,648,342	7.0%

Longview Asset Management, LLC(4)	11,157,847	6.1%

1

The information is based on a Schedule 13D/A filed by Sylebra US with the SEC on June 24, 2025, reporting beneficial ownership as of June 20, 2025, and the Form 4 filed by Sylebra US with the SEC on February 10, 2025, reporting beneficial ownership as of February 6, 2025. Daniel Patrick Gibson owns 100% of the Class A shares of Sylebra Capital and 100% of the membership interests of Sylebra US and is a founder and Chief Investment Officer of Sylebra Capital. Sylebra Capital is the investment manager and parent of Sylebra HK. Sylebra HK and Sylebra US are the investment sub-advisers to the Affiliated Investment Entities. Sylebra Capital, Sylebra US and Sylebra HK, together with Mr. Gibson, have shared voting and dispositive power over 34,184,707 shares of Common Stock, which includes the following shares the entities have the right to acquire within 60 days of the date of this table: 2,960,200 Common Stock equivalents associated with their holdings of the Company’s Series B Perpetual Convertible Preferred Stock, 10,250,013 Common Stock equivalents associated with their holdings of the Company’s Series A Warrants, and 2,500,000 Common Stock equivalents associated with their holdings of the Company’s Series C Warrants. The principal address of Mr. Gibson, Sylebra Capital, Sylebra US, Sylebra HK and the Affiliated Investment Entities is c/o Sylebra Capital LLC, 3000 El Camino Real, Building 5, Suite 450, Palo Alto, CA 94306.
2

The information is based on a Schedule 13G/A filed by Samlyn with the SEC on November 14, 2025. Samlyn reported that Samlyn, LP and Robert Pohly have shared voting and dispositive power with respect to 13,779,610 shares of Common Stock, which includes the following shares the entities have the right to acquire within 60 days of the date of this table: 3,700,250 Common Stock equivalents associated with their holdings of the Company’s Series B Perpetual Convertible Preferred Stock, 2,857,142 Common Stock equivalents associated with their holdings of the Company’s Series A Warrants, and 2,500,000 Common Stock equivalents associated with their holdings of the Company’s Series C Warrants. Samlyn also reported that all of the securities reported in the Schedule 13G/A are directly owned by advisory clients of Samlyn and that none of those advisory clients may be deemed to beneficially own more than 5% of the Common Stock. The business address for each of Samlyn, LLC Capital, Samlyn, LP and Robert Pohly is c/o Samlyn Capital, LLC, 500 Park Avenue, 2nd Floor, New York, New York 10022.

3

The information is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024, reporting beneficial ownership as of December 29, 2023. The Vanguard Group reported that it has shared voting power with respect to 99,710 shares of Common Stock, sole dispositive power with respect to 12,451,621 shares of Common Stock, shared dispositive power with respect to 196,721 shares of Common Stock and no sole voting power with respect to any shares of Common Stock. The business address of the reporting person is 100 Vanguard Blvd., Malvern, PA 19355.

4

The information is based on a Schedule 13D filed by Longview with the SEC on July 8, 2025, reporting beneficial ownership as of December 29, 2023. Longview is the investment advisor of Pure Crown it has sole beneficial ownership of the Common Stock previously reported by Pure Crown and HCC Manager LLC on Schedule 13G. Longview reported that it has sole voting power and sole dispositive power with respect to 11,157,847 shares of Common Stock, which includes the following shares Longview has the right to acquire within 60 days of the date of this table: 370,025 Common Stock equivalents associated with their holdings of the Company’s Series B Perpetual Convertible Preferred Stock and 1,071,428 Common Stock equivalents associated with their holdings of the Company’s Series A Warrants. The business address of the reporting person is 222 N. LaSalle Street, Suite 2000, Chicago, Illinois 60601.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings. To our knowledge, based solely on review such reports, or written representations from reporting persons, all required Section 16(a) reports were timely filed, other than one Form 4 filed for Mr. Fieler disclosing one transaction, Dr. Jirapongphan’s initial Form 3 and one Form 4 for Dr. Jirapongphan disclosing one transaction.

OTHER INFORMATION

Proxy Materials

The full set of our materials include:

•	the notice and Proxy Statement for the meeting;

•	a proxy or voting instruction card; and

•	our 2025 Annual Report.

You may view online this Proxy Statement and related materials at www.proxydocs.com/PCT. As described further above, shareholders will receive only a written notice of how to access our Proxy Materials and will not receive printed copies of the Proxy Materials unless requested. You may obtain a copy of our Annual Report on Form 10-K and Proxy Statement free of charge by writing on our website www.purecycle.com or writing to investorrelations@purecycle.com.

Delivery of Proxy Materials to Households

Shareholders residing in the same household who hold their stock through a bank or broker may receive only one notice of annual meeting and Internet availability of Proxy Materials (or Proxy Statement, for those who receive a printed copy of the Proxy Statement) in accordance with a notice sent earlier by their bank or broker. This practice of sending only one copy of Proxy Materials is called “householding,” and saves us money in printing and distribution costs. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the shareholders within the household.

If you hold your shares in “street name” and reside in a household that received only one copy of the Proxy Materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the Proxy Materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker or by contacting us by phone at (689) 233-3595 or in writing at PureCycle Technologies, Inc., 20 North Orange Avenue, Suite 106, Orlando, Florida 32801, Attention: Corporate Secretary. We will also promptly deliver a separate copy of one notice of annual meeting and Internet availability of Proxy Materials (or Proxy Statement, as applicable) to any shareholder residing at an address to which only one copy was delivered. Requests for additional copies should be directed to us using the contact information listed above.

By Order of the Board,

Brad S. Kalter

General Counsel, Chief Compliance Officer and Corporate Secretary

March 27, 2026

2026 BetaNXT, Inc. or its affiliates. All Rights Reserved styleIPC This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Dustin Olson and Brad Kalter (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of PureCycle Technologies, Inc. (“Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 7, 2026 at 10:00 am ET, and any adjournments thereof (“Meeting”), conferring authority upon such true and lawful attorneys to vote in their discretion, unless otherwise specified herein and as permitted by law, on such matters as may properly come before the Meeting. The undersigned hereby revokes all proxies previously given. With respect to each matter listed on the reverse side, the Board of Directors recommends that you vote FOR proposals 1, 2 and 3, each of which is described more fully in the Company’s proxy statement for the Meeting. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Meeting, or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card or submit your vote via phone or Internet.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE PureCycle Technologies, Inc. Annual Meeting of Shareholders For Shareholders of record as of March 17, 2026 Thursday, May 7, 2026 10:00 AM, Eastern Time Annual Meeting to be held live via the Internet—please visit www.proxydocs.com/PCT for more details P.O. BOX 8016, CARY, NC 27512-9903 Internet: www.proxypush.com/PCT Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-396-2053 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/PCT Have your ballot ready and please use one of the methods below for easy voting: Your vote matters! Your control number Have the 12 digit control number located in the box above available when you access the website or call the toll-free number and follow the instructions. 68127-008 25Mar26 11:40 Page 1 PureCycle Technologies, Inc. Annual Meeting of Shareholders Please make your marks like this: PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Elect the nine (9) Directors proposed in the accompanying Proxy Statement, each to serve for a one-year term. FOR AGAINST ABSTAIN 1.01 Steven Bouck #P2# #P2# #P2# FOR 1.02 Tanya Burnell #P3# #P3# #P3# FOR 1.03 Daniel Coombs #P4# #P4# #P4# FOR 1.04 Daniel Gibson #P5# #P5# #P5# FOR 1.05 Allen Jacoby #P6# #P6# #P6# FOR 1.06 Siri Jirapongphan #P7# #P7# #P7# FOR 1.07 Valerie Mars #P8# #P8# #P8# FOR 1.08 Fernando Musa #P9# #P9# #P9# FOR 1.09 Dustin Olson #P10# #P10# #P10# FOR FOR AGAINST ABSTAIN #P11# #P11# #P11# FOR #P12# #P12# #P12# FOR 2. RATIFY the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. 3. APPROVE, on an advisory basis, our named executive officer compensation. Proposal_Page—VIFL You must register to attend the Meeting online and/or participate at www.proxydocs.com/PCT Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. If a partnership, please sign in partnership name by authorized persons. To view proxy materials and obtain directions for virtually attending the Meeting please go to www.proxydocs.com/PCT Signature (and Title if applicable) Date Signature (if held jointly) Date THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 68127-008 25Mar26 11:40 Page 2